Exhibit 99.2

SUPPLEMENTAL FINANCIAL, OPERATING, &

PROPERTY INFORMATION

QUARTER ENDED

June 30, 2011

Conference Call Information:

Thursday, July 28, 2011

3:00PM Eastern Time/12:00PM Noon Pacific Time

Number: (719) 325-4812

Confirmation Code: 7513866

385 EAST COLORADO BOULEVARD, SUITE 299

PASADENA, CALIFORNIA  91101

(626) 578-9693

www.labspace.com

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Table of Contents

June 30, 2011

(Unaudited)

This Supplemental Financial, Operating, & Property Information package includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  You can identify the forward-looking statements by their use of forward-looking words, such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or similar words.  Our actual results may differ materially from those projected in such forward-looking statements.  Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully complete and lease our existing space held for redevelopment and new properties acquired for that purpose and any properties undergoing development, our failure to successfully operate or lease acquired properties, lower rental rates or higher vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, general and local economic conditions, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”).  All forward-looking statements are made as of July 27, 2011, the date this Supplemental Financial, Operating, & Property Information package was first made available on our website, and we assume no obligation to update this information.  For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

This Supplemental Financial, Operating, & Property Information package is not an offer to sell or solicitation to buy securities of Alexandria Real Estate Equities, Inc.  Any offers to sell or solicitations to buy securities of Alexandria Real Estate Equities, Inc. shall be made only by means of a prospectus approved for that purpose.  Unless otherwise indicated, the “Company,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and its consolidated subsidiaries.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Company Profile

June 30, 2011

The Company

Alexandria Real Estate Equities, Inc. (the “Company” or “Alexandria”), a self-administered and self-managed real estate investment trust (“REIT”), is the largest owner and preeminent REIT focused principally on science-driven cluster formation.  Our operating platform is based on the principle of “clustering” with high-quality assets and operations located adjacent to life science research and innovation entities driving growth and technological advances.  The Company has significant real estate assets adjacent to these key life science entities which we believe results in higher occupancy levels, longer lease terms, higher rental income, and higher returns.  Our targeted locations are in the best submarkets within each of the top life science cluster destinations, including San Francisco and San Diego, California; Greater Boston; New York City, New Jersey, and Suburban Philadelphia; Research Triangle Park, North Carolina; Suburban Washington, D.C.; Seattle, Washington; and international locations.  Client tenants include institutional (universities and independent non-profit institutions), pharmaceutical, biotechnology, medical device, product, and service entities, and government agencies.  The Company was founded in 1994 by Jerry M. Sudarsky and Joel S. Marcus and the Company executed its initial public offering in 1997.  Alexandria is the leading life science real estate company and is known for its very well located high-quality environmentally sustainable real estate, technical infrastructure, and its long term experience, and the unique expertise it provides to its broad and diverse high-quality life science industry client tenant base.

Management

Alexandria’s executive and senior management team is highly experienced in the REIT industry (uniquely with both real estate and life science experience and expertise) and is the most accomplished team focused on providing high-quality environmentally sustainable real estate, technical infrastructure, and unique expertise to the broad and diverse life science industry.  Our deep and talented team has decades of real estate and life science industry experience. We believe that our expertise, experience, reputation, and key life science relationships provide Alexandria significant competitive advantages in attracting new business opportunities.  Our management team also includes highly experienced regional market directors averaging over 20 years of real estate experience and almost 10 years with Alexandria.  Our regional market directors have significant experience, expertise, as well as highly valuable relationships and networks that enable Alexandria to develop long-term relationships with preeminent life science entities.

Strategy

Alexandria’s primary business objective is to maximize stockholder value by providing its stockholders with the greatest possible total return based on a multifaceted platform of internal and external growth.  The key elements to our strategy include our consistent focus on high-quality assets and operations in the top life science cluster destinations with our properties located adjacent to life science entities driving growth and technological advances within each cluster.  These adjacency locations are characterized by high barriers to entry and exit, limited supply of available space, and represent highly desirable locations for tenancy by life science entities.  Alexandria’s strategy also includes leveraging on its deep and broad life science and real estate relationships in order to attract new and leading life science client tenants and value-added real estate opportunities through acquisitions, redevelopment, and development.

Summary as of June 30, 2011

Corporate headquarters	Pasadena, California
Markets	San Francisco, San Diego, Greater Boston, NYC/New Jersey/Suburban Philadelphia, Research Triangle Park, Suburban Washington, D.C., Seattle, and International
Fiscal year-end	December 31
Total properties	171
Total rentable square feet	14.1 million
Common shares outstanding	61.4 million
Dividend – quarter/annualized	$0.45/$1.80
Closing dividend yield – annualized	2.3%
Total market capitalization	$7.7 billion

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Investor Information

June 30, 2011

Executive/Senior Management

Joel S. Marcus	Chairman, Chief Executive Officer, & Founder	Thomas J. Andrews	EVP-Regional Market Director-Greater Boston
Dean A. Shigenaga	SVP, Chief Financial Officer, & Treasurer	John J. Cox	SVP-Regional Market Director-Seattle
Jennifer J. Pappas	SVP, General Counsel, & Corporate Secretary	John H. Cunningham	SVP-Regional Market Director-NY & Strategic Operations
Peter M. Moglia	Chief Investment Officer	Larry J. Diamond	SVP-Regional Market Director-Mid Atlantic
Vincent R. Ciruzzi	SVP-Construction and Development	Stephen A. Richardson	EVP-Regional Market Director-San Francisco
		Daniel J. Ryan	SVP-Regional Market Director-San Diego & Strategic Operations

Company Information

Corporate Headquarters	Trading Symbols	Information Requests
385 East Colorado Boulevard, Suite 299	New York Stock Exchange (“NYSE”)	Phone: (626) 396-4828
Pasadena, California 91101	Common stock: ARE	E-mail: corporateinformation@labspace.com
	Series C preferred stock: ARE-C	Web: www.labspace.com

Common Stock Data (NYSE: ARE)

	2Q11	1Q11	4Q10	3Q10	2Q10
High trading price	$83.08	$80.72	$76.19	$73.89	$75.18
Low trading price	$75.09	$72.99	$65.60	$60.11	$60.48
Closing stock price, average for period	$78.31	$76.79	$71.25	$69.28	$68.80
Closing stock price, at the end of the quarter	$77.42	$77.97	$73.26	$70.00	$63.37
Dividends per share – annualized	$1.80	$1.80	$1.80	$1.40	$1.40
Closing dividend yield – annualized	2.3%	2.3%	2.5%	2.0%	2.2%
Common shares outstanding at the end of the quarter	61,380,268	55,049,730	54,966,925	54,891,638	49,634,396
Closing market value of outstanding common shares (in thousands)	$4,752,060	$4,292,227	$4,026,877	$3,842,415	$3,145,332

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Equity Research Coverage and Rating Agencies

June 30, 2011

Equity Research Coverage
Argus Research		The Goldman Sachs Group, Inc.		Morningstar
William Eddleman, Jr.	(212) 425-7500	Jonathan Habermann	(917) 343-4260	Phillip Martin	(312) 286-9905
		Sloan Bohlen	(212) 902-2796	Jason Ren	(312) 244-7008
		Conor Fennerty	(212) 902-4227

Banc of America Securities-Merrill Lynch		Green Street Advisors		RBC Capital Markets
James Feldman	(646) 855-5808	John Stewart	(949) 640-8780	Dave Rodgers	(440) 715-2647
Jeffrey Spector	(646) 855-1363	Michael Knott	(949) 640-8780	Michael Carroll	(440) 715-2649
Ji Zhang	(646) 855-2926	Lukas Hartwich	(949) 640-8780

Barclays Capital		International Strategy & Investment Group Inc		RW Baird
Ross Smotrich	(212) 526-2306	Steve Sakwa	(212) 446-9462	David AuBuchon	(314) 445-6520
Matthew Rand	(212) 526-0248	George Auerbach	(212) 446-9459	Justin Webb	(314) 445-6515
		Gwen Clark	(212) 446-5611

Citigroup Global Markets		JMP Securities		Standard & Poor’s
Michael Bilerman	(212) 816-1383	William Marks	(415) 835-8944	Robert McMillan	(212) 438-9522
Quentin Velleley	(212) 816-6981	Rochan Raichura	(415) 835-3909
David Shamis	(212) 816-5186

Cowen and Company		JP Morgan Securities		UBS
James Sullivan	(646) 562-1380	Anthony Paolone	(212) 622-6682	Ross Nussbaum	(212) 713-2484
Michael Gorman	(646) 562-1381	Joseph Dazio	(212) 622-6416	Gabriel Hilmoe	(212) 713-3876
				Jeremy Woods	(212) 713-1102

Credit Suisse		Keefe, Bruyette & Woods
Andrew Rosivach	(415) 249-7942	Sheila McGrath	(212) 887-7793
Suzanne Kim	(415) 249-7943	Kristin Brown	(212) 887-7738

Rating Agencies
Moody’s Investors Service		Standard & Poor’s
Philip Kibel	(212) 553-4569	Lisa Sarajian	(212) 438-2597
Maria Maslovsky	(212) 553-4831	George Skoufis	(212) 438-2608

Alexandria Real Estate Equities, Inc. is currently covered by the research analysts listed above.  This list may not be complete and is subject to change as firms initiate or discontinue coverage of our company.  Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, forecasts, or predictions of Alexandria Real Estate Equities, Inc. or its management.  Alexandria Real Estate Equities, Inc. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions, or recommendations.  Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports.  Several of these firms may from time-to-time own our stock and/or hold other long or short positions in our stock, and may provide compensated services to us.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Second Quarter Ended June 30, 2011 Financial and Operating Results

Highlights

Second Quarter 2011:

•              Second Quarter 2011 Funds from Operations (“FFO”) Per Share (Diluted) Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders of $1.15 Before Second Quarter 2011 Loss on Early Extinguishment of Debt, Up 5% Compared to Second Quarter 2010 FFO Per Share (Diluted) of $1.10 Before Second Quarter 2010 Loss on Early Extinguishment of Debt

•              Second Quarter 2011 Earnings Per Share (Diluted) Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders of $0.44

•              Executed 49 Leases for 728,000 Rentable Square Feet, Including 148,000 Rentable Square Feet of Redevelopment and Development Space; Second Highest Single Quarter of Leasing Activity in Company History

•              Second Quarter 2011 GAAP Rental Rate Increase of 3.1% on Renewed/Re-leased Space

•              GAAP Same Property Net Operating Income Increase of 1.7%

•              Second Quarter 2011 Occupancy of Operating Properties Remains Steady at 93.8%; Second Quarter 2011 Occupancy of Operating and Redevelopment Properties at 88.3%

•              Repaid Two Secured Loans Aggregating Approximately $10.5 Million

•              Increased Unsecured Term Loan by $500 Million, Extended Maturity Date to June 2016, and Used Net Proceeds to Reduce Our Existing $750 Million Unsecured Term Loan to $250 Million

•              Acquired 409 and 499 Illinois Street, a Newly and Partially Completed 453,256 Rentable Square Foot Development Project Located in Mission Bay, San Francisco, for $293 Million

•              Awarded LEED® Platinum Certification for 10300 Campus Pointe Drive, a Property Located in University Town Center in the San Diego Market

First Half 2011:

•              Executed 92 Leases for 1,280,000 Rentable Square Feet, Including 224,000 Rentable Square Feet of Redevelopment and Development Space

•              GAAP Rental Rate Increase of 2.4% on Renewed/Re-leased Space

•              GAAP Same Property Net Operating Income Increase of 0.5%

•              Repurchased, in Privately Negotiated Transactions, $96 Million of 3.70% Unsecured Convertible Notes

•              Extended Maturity Date and Increased Commitments on Unsecured Line of Credit to $1.5 Billion

•              Acquired 4755 Nexus Center Drive, a Newly and Partially Completed 41,710 Rentable Square Foot Development Project Located in University Town Center in the San Diego Market

•              Awarded LEED® Gold Certifications for Alexandria Center™ for Life Science – New York City, 199 E. Blaine Street, a Property Located in the Seattle Market, and 455 Mission Bay Blvd., a property located in the San Francisco Market

July 2011:

•              Received Baa2/BBB- Stable Outlook Investment Grade Issuer Rating from Two Major Rating Agencies

•              Repurchased, in Privately Negotiated Transactions, $81.5 Million of 3.70% Unsecured Convertible Notes

•              Executed Long Term Lease for 307,000 Rentable Square Feet Single Tenant Ground-Up Development at Alexandria Center™ at Kendall Square Located in Cambridge, Massachusetts

•              MaRS Discovery District Announced Plans to Complete Phase 2 of the MaRS Centre in Toronto, Canada

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Second Quarter Ended June 30, 2011 Financial and Operating Results

Financial Results

For the second quarter of 2011, we reported FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $67,158,000, or $1.15 per share (diluted), before loss on early extinguishment of debt, compared to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $54,563,000, or $1.10 per share (diluted), before loss on early extinguishment of debt, for the second quarter of 2010.  For the six months ended June 30, 2011, we reported FFO attributed to Alexandria Real Estate Equities, Inc.’s common stockholders of $130,268,000, or $2.30 per share (diluted), before loss on early extinguishment of debt, compared to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $108,547,000, or $2.18 per share (diluted), before loss on early extinguishment of debt, for the six months ended June 30, 2010.  During the six months ended June 30, 2011, we recognized an aggregate loss on early extinguishment of debt of approximately $3.7 million related to the repurchases, in privately negotiated transactions, of approximately $96 million of certain of our 3.70% unsecured convertible notes and the partial and early repayment of our unsecured term loan.  Including the aggregate loss on early extinguishment of debt, FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the three and six months ended June 30, 2011, was $65,921,000, or $1.13 per share (diluted), and 126,557,000, or $2.23 per share (diluted), respectively.

FFO is a non-GAAP measure widely used by publicly traded real estate investment trusts.  We compute FFO in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in its April 2002 White Paper and related implementation guidance.  A reconciliation of net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders in accordance with United States generally accepted accounting principles (“GAAP”) to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders is included in the financial information accompanying this press release.  The primary reconciling items between GAAP net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders and FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders is depreciation and amortization expense and gain on sales of property. Depreciation and amortization expense for the three months ended June 30, 2011 and 2010 was $40,363,000 and $30,342,000, respectively.  Depreciation and amortization expense for the six months ended June 30, 2011 and 2010 was $77,070,000 and $60,080,000, respectively.  Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the second quarter of 2011 was $25,986,000 or $0.44 per share (diluted), compared to net loss attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $20,393,000, or $0.45 per share (diluted), for the second quarter of 2010.  Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the six months ended June 30, 2011 was $50,351,000, compared to net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $206,000 for the six months ended June 30, 2010.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Second Quarter Ended June 30, 2011 Financial and Operating Results

Financial Results (continued)

The following table summarizes the significant items that impacted FFO (diluted) during each period presented (dollars in thousands, except per share amounts):

	Three Months Ended					Six Months Ended
	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10	6/30/11	6/30/10
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for FFO per share (diluted), as reported	$65,921	$60,636	$58,474	$53,862	$9,840	$126,557	$59,703
Loss on early extinguishment of debt	1,248	2,495	2,372	1,300	41,496	3,743	41,496
Assumed conversion of 8% unsecured convertible notes (1)	–	–	–	–	3,560	–	7,754
Impact of unvested restricted stock awards	(11)	(21)	(20)	(11)	(333)	(32)	(406)
FFO (diluted), as adjusted	$67,158	$63,110	$60,826	$55,151	$54,563	$130,268	$108,547

Weighted average shares of common stock outstanding for calculating FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – denominator for FFO per share (diluted), as reported	58,519,169	54,973,802	54,893,410	49,864,225	44,904,999	56,756,320	44,384,570
Assumed conversion of 8% unsecured convertible notes (1)	–	–	–	–	4,808,925	–	5,300,285
Weighted average shares of common stock outstanding for calculating FFO per share (diluted), as adjusted	58,519,169	54,973,802	54,893,410	49,864,225	49,713,924	56,756,320	49,684,855

FFO per share (diluted), as adjusted (1)	$1.15	$1.15	$1.11	$1.11	$1.10	$2.30	$2.18

(1)     Due to the loss on early extinguishment of debt recognized in the three months ended June 30, 2010, FFO results for the three and six months ended June 30, 2010 did not assume conversion of our 8% unsecured convertible notes for FFO per share (diluted) purposes as the impact to FFO per share was antidilutive for the periods pursuant to the if-converted method of accounting.  Excluding the loss on early extinguishment of debt, the impact of the assumed conversion of our 8% unsecured convertible notes would have been dilutive to FFO (diluted) for the three and six months ended June 30, 2010.  For all periods since issuance of the notes in April 2009, except for the three and six months ended June 30, 2010, there is no add back for the assumed conversion of our 8% unsecured convertible notes since FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders, as reported, already assumed conversion of our 8% unsecured convertible notes pursuant to the if-converted method of accounting.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Second Quarter Ended June 30, 2011 Financial and Operating Results

Leasing Activity

For the second quarter of 2011, we executed a total of 49 leases for approximately 728,000 rentable square feet at 34 different properties (excluding month-to-month leases).  Of this total, approximately 436,000 rentable square feet related to new or renewal leases of previously leased space (renewed/re-leased space) and approximately 292,000 rentable square feet related to developed, redeveloped, or previously vacant space.  Of the 292,000 rentable square feet, approximately 148,000 rentable square feet were related to our development or redevelopment programs, with the remaining approximately 144,000 rentable square feet related to previously vacant space.  Rental rates for these new or renewal leases (renewed/re-leased space) were on average approximately 3.1% higher on a GAAP basis than rental rates for the respective expiring leases.

For the six months ended June 30, 2011, we executed a total of 92 leases for approximately 1,280,000 rentable square feet at 54 different properties (excluding month-to-month leases).  Of this total, approximately 769,000 rentable square feet related to new or renewal leases of previously leased space (renewed/re-leased space) and approximately 511,000 rentable square feet related to developed, redeveloped, or previously vacant space.  Of the 511,000 rentable square feet, approximately 224,000 rentable square feet were related to our development or redevelopment programs, and the remaining approximately 287,000 rentable square feet were related to previously vacant space.  Rental rates for these new or renewal leases (renewed/re-leased space) were on average approximately 2.4% higher on a GAAP basis than rental rates for the respective expiring leases.

As of June 30, 2011, approximately 95% of our leases (on a rentable square footage basis) were triple net leases, requiring tenants to pay substantially all real estate taxes, insurance, utilities, common area, and other operating expenses (including increases thereto) in addition to base rent.  Additionally, approximately 92% of our leases (on a rentable square footage basis) provided for the recapture of certain capital expenditures, and approximately 93% of our leases (on a rentable square footage basis) contained effective annual rent escalations that were either fixed or indexed based on the consumer price index or another index.

Unsecured Credit Facility

In January 2011, we entered into a third amendment (the “Third Amendment”) to our second amended and restated credit agreement dated October 31, 2006, as further amended on December 1, 2006 and May 2, 2007 (the “Prior Credit Agreement,” and as amended by the Third Amendment, the “Amended Credit Agreement”), with Bank of America, N.A., as administrative agent, and certain lenders. The Third Amendment amended the Prior Credit Agreement to, among other things, increase the maximum permitted borrowings under the unsecured line of credit from $1.15 billion to $1.5 billion, plus a $750 million unsecured term loan (the “2012 Unsecured Term Loan” and together with the unsecured line of credit, the “Unsecured Credit Facility”) and provided an accordion option to increase commitments under the Unsecured Credit Facility by up to an additional $300 million.  Borrowings under the Unsecured Credit Facility bear interest at LIBOR or the specified base rate, plus in either case a margin specified in the Amended Credit Agreement (the “Applicable Margin”).  The Applicable Margin for LIBOR borrowings outstanding under the revolving credit facility was 2.4% as of June 30, 2011.  The Applicable Margin for the LIBOR borrowings under the 2012 Unsecured Term Loan was not amended in the Third Amendment and was 1.0% as of June 30, 2011.

Under the Third Amendment, the maturity date for the unsecured revolving credit facility is January 2015, assuming we exercise our sole right under the amendment to extend this maturity date twice by an additional six months after each exercise.  The maturity date for the 2012 Unsecured Term Loan remained unchanged at October 2012, assuming we exercise our sole right to extend the maturity date by one year.  The Third Amendment modified certain financial covenants with respect to the Unsecured Credit Facility, including the fixed charge coverage ratio, secured debt ratio, leverage ratio, and minimum book value, and added covenants relating to an unsecured leverage ratio and unsecured debt yield.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Second Quarter Ended June 30, 2011 Financial and Operating Results

2016 Unsecured Term Loan

In February 2011, we entered into a $250 million unsecured term loan.  In June 2011, we amended this $250 million unsecured term loan (as amended, the “2016 Unsecured Term Loan”) to, among other things, increase the borrowings from $250 million to $750 million and to extend the maturity from January 2015 to June 2016, assuming we exercise our sole right to extend the maturity date by one year.  Borrowings under the 2016 Unsecured Term Loan bear interest at LIBOR or the specified base rate, plus in either case a margin specified in the amended unsecured term loan agreement.  The applicable margin for the LIBOR borrowings under the 2016 Unsecured Term Loan was amended initially to 1.75%.  Under the 2016 Unsecured Term Loan agreement, the financial covenants were not amended and are identical to the financial covenants required under our existing Unsecured Credit Facility.  The 2016 Unsecured Term Loan may be repaid at any date prior to maturity without a prepayment penalty.  The net proceeds from this amendment were used to reduce outstanding borrowings on the 2012 Unsecured Term Loan from $750 million to $250 million.  As a result of this early repayment, we recognized a loss on early extinguishment of debt of approximately $1.2 million related to the write-off of unamortized loan fees.

3.70% Unsecured Convertible Notes

During the first quarter of 2011, we repurchased, in privately negotiated transactions, approximately $96.1 million of certain of our 3.70% unsecured convertible notes at an aggregate cash price of approximately $98.6 million.  As a result of these repurchases, we recognized an aggregate loss on early extinguishment of debt of approximately $2.5 million during the first quarter of 2011.

In July 2011, we repurchased, in privately negotiated transactions, approximately $81.5 million of certain of our 3.70% unsecured convertible notes at an aggregate cash price of approximately $82.7 million.  As a result of these repurchases, we recognized an aggregate loss on early extinguishment of debt of approximately $1.9 million.  As of July 27, 2011, approximately $123.1 million of our 3.70% unsecured convertible notes was outstanding, net of approximately $1.3 million of unamortized discount.

Acquisitions

In April 2011, we acquired 409 and 499 Illinois Street, a newly and partially completed world-class 453,256 rentable square foot laboratory/office development project located on a highly desirable waterfront location in Mission Bay, San Francisco, for approximately $293 million.  409 Illinois Street is a 241,659 rentable square foot tower that is 97% leased to a life science company through November 2023.  499 Illinois Street is a vacant 211,597 rentable square foot tower in shell condition for which we plan to complete the development.  Based on our current view of existing market conditions and certain current assumptions, we expect to achieve a stabilized yield on a GAAP and cash basis for this property in the range of 7.2% to 7.6% and 6.5% to 7.0%, respectively.  Stabilized yield on cost is calculated as the quotient of net operating income and our investment in the property at stabilization (“Stabilized Yield”).

In June 2011, we acquired 285 Bear Hill Road, a 26,270 rentable square foot office property located in the Greater Boston market, for approximately $3.9 million.  We plan to begin the redevelopment of this property into life science laboratory space in the fourth quarter of 2011.  Based on our current view of existing market conditions and certain current assumptions, we expect to achieve a Stabilized Yield on a GAAP and cash basis for this property of approximately 8.6% and 8.0%, respectively.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Second Quarter Ended June 30, 2011 Financial and Operating Results

Earnings Outlook

Based on our current view of existing market conditions and certain current assumptions, we expect our FFO per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders and earnings per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the year ended December 31, 2011 will be within the following ranges below.  Our earnings outlook reflects certain current assumptions, including higher interest expense related to the timing and amount of refinancing of a portion of our unhedged outstanding balance under our 2012 Unsecured Term Loan, higher interest expense related to estimated timing of additional unsecured debt, and a $50 million decrease in projected acquisitions in 2011.

	2011
FFO per share (diluted)	$4.37 - $4.42	(1)
Earnings per share (diluted)	$1.82 - $1.87	(1)

(1) Includes loss on early extinguishment of debt recognized from January 1, 2011 through July 27, 2011 of approximately $5.7 million, or $0.10 per share.

The following table provides a reconciliation of our prior guidance for 2011 FFO per share (diluted) to our current guidance for 2011 FFO per share (diluted):

Event	2011 FFO per Share (Diluted)

Guidance range as reported on May 4, 2011 in connection with our first quarter 2011 earnings call	$4.52 - $4.57
Loss on early extinguishment of debt in June 2011	(0.02)
Refinancing of 2012 Unsecured Term Loan	(0.02)
Unsecured debt financing	(0.05)
$50 million decrease in acquisitions	(0.01)
Timing of repurchases of 3.70% unsecured convertible notes	(0.01)
Loss on early extinguishment of debt in July 2011	(0.04)
Guidance range as reported on July 27, 2011 in connection with our second quarter 2011 earnings call	$4.37 - $4.42

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Second Quarter Ended June 30, 2011 Financial and Operating Results

Client Tenant Base

The quality, diversity, breadth, and depth of our significant relationships with our life science client tenants provide Alexandria Real Estate Equities, Inc. (“Alexandria”) with consistent and solid cash flows. As of June 30, 2011, Alexandria’s multinational pharmaceutical client tenants represented approximately 25% of our annualized base rent, led by Novartis AG, Eli Lilly and Company, Roche Holding Ltd, Bristol-Myers Squibb Company, GlaxoSmithKline plc, Pfizer Inc., and Merck & Co., Inc.; public biotechnology companies represented approximately 17% and included Amgen Inc., Gilead Sciences, Inc., Biogen Idec Inc., and Celgene Corporation; revenue-producing life science product and service companies represented approximately 20%, led by Illumina, Inc., Quest Diagnostics Incorporated, Qiagen N.V., Laboratory Corporation of America Holdings, and Monsanto Company; government agencies and renowned medical and research institutions represented approximately 17% and included Massachusetts Institute of Technology, The Scripps Research Institute, The Regents of the University of California, Fred Hutchinson Cancer Research Center, University of Washington, Sanford-Burnham Medical Research Institute, and the United States Government; private biotechnology companies represented approximately 15% and included high-quality, leading-edge companies with blue-chip venture and institutional investors, including FibroGen, Inc., Achaogen Inc., Intellikine, Inc., MacroGenics, Inc., and Forma Therapeutics, Inc.; and the remaining approximately 6% consisted of traditional office tenants. Two of the fastest-growing client tenant sectors by revenue currently include leading institutional and multinational pharmaceutical entities. Alexandria’s strong life science underwriting skills, long-term life science industry relationships, and sophisticated management with both real estate and life science operating expertise set the Company apart from all other publicly traded REITs and real estate companies.

Earnings Call Information

We will host a conference call on Thursday, July 28, 2011 at 3:00 p.m. Eastern Time (“ET”)/12:00 p.m. noon Pacific Time (“PT”) that is open to the general public to discuss our financial and operating results for the second quarter ended June 30, 2011.  To participate in this conference call, dial (719) 325-4812 and confirmation code 7513866, shortly before 3:00 p.m ET/12:00 p.m. noon PT.  The audio web cast can be accessed at: www.labspace.com, in the Corporate Information section.  A replay of the call will be available for a limited time from 6:00 p.m. ET/3:00 p.m. PT on Thursday, July 28, 2011.  The replay number is (719) 457-0820 and the confirmation code is 7513866.

Additionally, a copy of Alexandria Real Estate Equities, Inc.’s Supplemental Financial, Operating, & Property Information for the quarter ended June 30, 2011 and this press release are available in the Corporate Information section of our website at www.labspace.com.

About the Company

Alexandria Real Estate Equities, Inc., Landlord of Choice to the Life Science Industry®, is the largest owner and preeminent REIT focused principally on cluster development through the ownership, operation, management, and selective acquisition, redevelopment, and development of properties containing life science laboratory space.  Alexandria is the leading provider of high-quality, environmentally sustainable real estate, technical infrastructure, and services to the broad and diverse life science industry.  Client tenants include institutional (universities and independent non-profit institutions), pharmaceutical, biotechnology, medical device, product, and service entities, and government agencies.  Alexandria’s primary business objective is to maximize stockholder value by providing its stockholders with the greatest possible total return based on a multifaceted platform of internal and external growth. Alexandria’s operating platform is based on the principle of “clustering” with assets and operations located adjacent to life science entities driving growth and technological advances within each cluster.

As of July 27, 2011, we had 171 properties aggregating 14.1 million rentable square feet comprised of approximately 12.7 million rentable square feet of operating properties, approximately 782,258 rentable square feet undergoing active redevelopment, and approximately 690,139 rentable square feet undergoing active development.  In addition, our asset base will enable us to grow to approximately 30.0 million rentable square feet through additional ground-up development and other projects of approximately 15.8 million rentable square feet.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Condensed Consolidated Statements of Operations

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended					Six Months Ended
	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10	6/30/11	6/30/10
Revenues
Rental	$109,820	$106,624	$99,902	$90,395	$89,512	$216,444	$178,369
Tenant recoveries	33,230	32,908	30,636	29,648	26,576	66,138	53,140
Other income	926	777	1,633	1,586	922	1,703	1,994
Total revenues	143,976	140,309	132,171	121,629	117,010	284,285	233,503

Expenses
Rental operations	40,679	41,081	36,726	33,669	30,335	81,760	61,883
General and administrative	10,766	9,500	8,602	8,043	8,266	20,266	17,745
Interest	16,571	17,842	17,191	16,111	18,778	34,413	36,340
Depreciation and amortization	40,363	36,707	34,535	31,993	30,299	77,070	60,011
Total expenses	108,379	105,130	97,054	89,816	87,678	213,509	175,979
Income from continuing operations before loss on early extinguishment of debt	35,597	35,179	35,117	31,813	29,332	70,776	57,524

Loss on early extinguishment of debt	(1,248)	(2,495)	(2,372)	(1,300)	(41,496)	(3,743)	(41,496)
Income (loss) from continuing operations	34,349	32,684	32,745	30,513	(12,164)	67,033	16,028

(Loss) income from discontinued operations before gain on sales of real estate	(38)	(59)	(187)	(52)	(60)	(97)	509
Gain on sales of real estate	–	–	–	–	–	–	24
(Loss) income from discontinued operations, net	(38)	(59)	(187)	(52)	(60)	(97)	533

Gain on sales of land parcels	–	–	59,442	–	–	–	–
Net income (loss)	34,311	32,625	92,000	30,461	(12,224)	66,936	16,561

Net income attributable to noncontrolling interests	938	929	944	920	930	1,867	1,865
Dividends on preferred stock	7,089	7,089	7,089	7,089	7,090	14,178	14,179
Net income attributable to unvested restricted stock awards	298	242	726	217	149	540	311
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$25,986	$24,365	$83,241	$22,235	$(20,393)	$50,351	$206

Earnings (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic
Continuing operations	$0.44	$0.44	$1.52	$0.45	$(0.45)	$0.89	$(0.02)
Discontinued operations, net	–	–	–	–	–	–	0.02
Earnings (loss) per share – basic	$0.44	$0.44	$1.52	$0.45	$(0.45)	$0.89	$–

Earnings (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted
Continuing operations	$0.44	$0.44	$1.52	$0.45	$(0.45)	$0.89	$(0.02)
Discontinued operations, net	–	–	–	–	–	–	0.02
Earnings (loss) per share – diluted	$0.44	$0.44	$1.52	$0.45	$(0.45)	$0.89	$–

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2011	2011	2010	2010	2010
Assets
Investments in real estate	$6,534,433	$6,145,499	$6,060,821	$5,861,816	$5,718,492
Less: accumulated depreciation	(679,081)	(647,034)	(616,007)	(588,167)	(562,755)
Investments in real estate, net	5,855,352	5,498,465	5,444,814	5,273,649	5,155,737
Cash and cash equivalents	60,925	78,196	91,232	110,811	73,254
Restricted cash	23,432	30,513	28,354	35,295	37,660
Tenant receivables	4,487	7,018	5,492	4,929	3,059
Deferred rent	125,867	123,091	116,849	108,303	102,422
Investments	88,862	88,694	83,899	80,941	77,088
Other assets	184,359	157,366	135,221	134,697	115,939
Total assets	$6,343,284	$5,983,343	$5,905,861	$5,748,625	$5,565,159

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$774,691	$787,945	$790,869	$841,317	$859,831
Unsecured line of credit and unsecured term loans	1,575,000	1,679,000	1,498,000	1,304,000	1,446,000
Unsecured convertible notes	203,638	202,521	295,293	374,146	378,580
Accounts payable, accrued expenses, and tenant security deposits	300,030	283,013	304,257	294,833	300,035
Dividends payable	34,068	31,172	31,114	25,554	23,683
Total liabilities	2,887,427	2,983,651	2,919,533	2,839,850	3,008,129

Redeemable noncontrolling interests	15,899	15,915	15,920	15,945	17,014

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
Series C preferred stock	129,638	129,638	129,638	129,638	129,638
Series D cumulative convertible preferred stock	250,000	250,000	250,000	250,000	250,000
Common stock	614	551	550	549	496
Additional paid-in capital	3,024,603	2,568,976	2,566,238	2,504,365	2,158,591
Retained earnings	–	360	734	–	–
Accumulated other comprehensive loss	(6,272)	(7,193)	(18,335)	(33,348)	(40,377)
Alexandria Real Estate Equities, Inc.’s stockholders’ equity	3,398,583	2,942,332	2,928,825	2,851,204	2,498,348
Noncontrolling interests	41,375	41,445	41,583	41,626	41,668
Total equity	3,439,958	2,983,777	2,970,408	2,892,830	2,540,016
Total liabilities, noncontrolling interests, and equity	$6,343,284	$5,983,343	$5,905,861	$5,748,625	$5,565,159

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Earnings (Loss) per Share

(Dollars in thousands, except per share amounts)

(Unaudited)

Earnings (Loss) per Share

	Three Months Ended					Six Months Ended
	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10	6/30/11	6/30/10
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for basic earnings (loss) per share	$25,986	$24,365	$83,241	$22,235	$(20,393)	$50,351	$206
Effect of assumed conversion and dilutive securities:
Assumed conversion of 8% unsecured convertible notes	–	–	2	–	–	–	–
Amounts attributable to unvested restricted stock awards	–	–	–	–	–	–	–
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for diluted earnings (loss) per share	$25,986	$24,365	$83,243	$22,235	$(20,393)	$50,351	$206

Weighted average shares of common stock outstanding for calculating earnings (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – denominator for basic earnings (loss) per share	58,500,055	54,948,345	54,865,654	49,807,241	44,870,142	56,734,012	44,348,850
Effect of assumed conversion and dilutive securities:
Assumed conversion of 8% unsecured convertible notes	–	–	6,047	–	–	–	–
Dilutive effect of stock options	13,067	19,410	21,709	23,098	–	16,261	–
Weighted average shares of common stock outstanding for calculating earnings (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – denominator for diluted earnings (loss) per share	58,513,122	54,967,755	54,893,410	49,830,339	44,870,142	56,750,273	44,348,850

Earnings (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders
Basic	$0.44	$0.44	$1.52	$0.45	$(0.45)	$0.89	$–
Diluted	$0.44	$0.44	$1.52	$0.45	$(0.45)	$0.89	$–

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Funds from Operations

(Dollars in thousands, except per share amounts)

(Unaudited)

Funds from Operations (“FFO”)

The following table presents a reconciliation of net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders, the most directly comparable financial measure calculated and presented in accordance with United States generally accepted accounting principles (“GAAP”), to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the periods below:

	Three Months Ended (1)					Six Months Ended (1)
	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10	6/30/2011	6/30/2010
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$25,986	$24,365	$83,241	$22,235	$(20,393)	$50,351	$206

Add: Depreciation and amortization	40,363	36,707	34,551	32,009	30,342	77,070	60,080
Add: Net income attributable to noncontrolling interests	938	929	944	920	930	1,867	1,865
Add: Net income attributable to unvested restricted stock awards	298	242	726	217	149	540	311
Subtract: Gain on sales of property	–	–	(59,442)	–	–	–	(24)
Subtract: FFO attributable to noncontrolling interests	(1,033)	(1,065)	(1,036)	(1,053)	(1,039)	(2,098)	(2,137)
Subtract: FFO attributable to unvested restricted stock awards	(638)	(547)	(512)	(491)	(149)	(1,185)	(598)
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for basic FFO per share	65,914	60,631	58,472	53,837	9,840	126,545	59,703
Effect of assumed conversion and dilutive securities:
Assumed conversion of 8% unsecured convertible notes	7	5	2	25	–	12	–
Amounts attributable to unvested restricted stock awards	–	–	–	–	–	–	–
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for FFO per share (diluted)	$65,921	$60,636	$58,474	$53,862	$9,840	$126,557	$59,703

Weighted average shares of common stock outstanding for calculating FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – denominator for basic FFO per share	58,500,055	54,948,345	54,865,654	49,807,241	44,870,142	56,734,012	44,348,850
Effect of assumed conversion and dilutive securities:
Assumed conversion of 8% unsecured convertible notes	6,047	6,047	6,047	33,886	–	6,047	–
Dilutive effect of stock options	13,067	19,410	21,709	23,098	34,857	16,261	35,720
Weighted average shares of common stock outstanding for calculating FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – denominator for FFO per share (diluted)	58,519,169	54,973,802	54,893,410	49,864,225	44,904,999	56,756,320	44,384,570

FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders
Basic	$1.13	$1.10	$1.07	$1.08	$0.22	$2.23	$1.35
Diluted	$1.13	$1.10	$1.07	$1.08	$0.22	$2.23	$1.35

(1)           FFO and FFO per share (diluted) for the quarter ended June 30, 2011 before the significant events impacting comparability was $67.2 million and $1.15 per share, respectively.  See page 8 for additional information.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Adjusted Funds from Operations
(Dollars in thousands)
(Unaudited)

Adjusted Funds from Operations

The following table presents a reconciliation of FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders to adjusted funds from operations (“AFFO”) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders:

	Three Months Ended					Six Months Ended
	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10	6/30/11	6/30/10
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$65,914	$60,631	$58,472	$53,837	$9,840	$126,545	$59,703
Add/(deduct):
Capital expenditures	(698)	(608)	(260)	(329)	(440)	(1,306)	(743)
Second generation tenant improvements and leasing costs	(1,595)	(803)	(2,583)	(856)	(1,801)	(2,398)	(3,286)
Amortization of loan fees	2,327	2,278	1,999	1,795	2,026	4,605	4,098
Amortization of debt premiums/discounts	1,169	1,335	2,032	2,092	2,849	2,504	5,875
Amortization of acquired above and below market leases	(2,726)	(4,854)	(2,364)	(1,927)	(1,330)	(7,580)	(3,577)
Deferred rent/straight-line rent	(2,885)	(6,707)	(9,092)	(6,300)	(3,305)	(9,592)	(7,440)
Stock compensation	2,749	2,356	2,767	2,660	2,658	5,105	5,389
Capitalized income from development projects	1,078	1,428	1,486	1,544	1,302	2,506	2,658
Deferred rent/straight-line rent on ground leases	1,099	1,241	1,424	1,364	1,117	2,340	2,549
Loss on early extinguishment of debt	1,248	2,495	2,372	1,300	41,496	3,743	41,496
Allocation to unvested restricted stock awards	(14)	16	19	(11)	(363)	1	(466)
AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$67,666	$58,808	$56,272	$55,169	$54,049	$126,473	$106,256

Weighted average shares of common stock outstanding for calculating earnings (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – denominator for basic earnings (loss) per share	58,500,055	54,948,345	54,865,654	49,807,241	44,870,142	56,734,012	44,348,850
Add: Dilutive effect of stock options	13,067	19,410	21,709	23,098	34,857	16,261	35,720
	58,513,122	54,967,755	54,887,363	49,830,339	44,904,999	56,750,273	44,384,570

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Financial and Asset Base Highlights

(Dollars in thousands, except per share amounts)

(Unaudited)

	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10
Balance Sheet Data
Investments in real estate	$6,534,433	$6,145,499	$6,060,821	$5,861,816	$5,718,492
Accumulated depreciation	$(679,081)	$(647,034)	$(616,007)	$(588,167)	$(562,755)
Investments in real estate, net	$5,855,352	$5,498,465	$5,444,814	$5,273,649	$5,155,737
Tangible non-real estate assets	$210,113	$237,805	$240,873	$272,259	$218,373
Total assets	$6,343,284	$5,983,343	$5,905,861	$5,748,625	$5,565,159
Gross assets (excluding cash and restricted cash)	$6,938,008	$6,521,668	$6,402,282	$6,190,686	$6,017,000
Secured notes payable	$774,691	$787,945	$790,869	$841,317	$859,831
Unsecured line of credit	$575,000	$679,000	$748,000	$554,000	$696,000
Unsecured term loans	$1,000,000	$1,000,000	$750,000	$750,000	$750,000
3.7% unsecured convertible notes	$203,405	$202,290	$295,063	$373,918	$371,925
8.0% unsecured convertible notes	$233	$231	$230	$228	$6,655
Total unsecured debt	$1,778,638	$1,881,521	$1,793,293	$1,678,146	$1,824,580
Total debt	$2,553,329	$2,669,466	$2,584,162	$2,519,463	$2,684,411
Net debt	$2,468,972	$2,560,757	$2,464,576	$2,373,357	$2,573,497
Total liabilities	$2,887,427	$2,983,651	$2,919,533	$2,839,850	$3,008,129
Common shares outstanding	61,380,268	55,049,730	54,966,925	54,891,638	49,634,396
Total market capitalization	$7,689,383	$7,344,442	$6,994,306	$6,746,649	$6,212,596

	Three Months Ended
	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10
Operating Data
Total revenues	$143,976	$140,309	$132,171	$121,629	$117,010
Deferred rent/straight-line rent	$2,885	$6,707	$9,092	$6,300	$3,305
Amortization of acquired above and below market leases	$2,726	$4,854	$2,364	$1,927	$1,330
Non-cash amortization of discount on unsecured convertible notes	$1,117	$1,268	$1,971	$2,000	$2,925
Non-cash amortization of discounts (premiums) on secured notes payable	$52	$67	$61	$92	$(76)
Scheduled debt principal payments	$2,886	$2,990	$2,902	$2,911	$2,982
Loss on early extinguishment of debt	$1,248	$2,495	$2,372	$1,300	$41,496
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	$25,986	$24,365	$83,243	$22,235	$(20,393)
Earnings (loss) per share – diluted	$0.44	$0.44	$1.52	$0.45	$(0.45)
FFO attributable to Alexandria Real Estate, Inc.’s common stockholders – diluted	$65,921	$60,636	$58,474	$53,862	$9,840
FFO per share – diluted	$1.13	$1.10	$1.07	$1.08	$0.22
Weighted average common shares outstanding – EPS – diluted	58,513,122	54,967,755	54,893,410	49,830,339	44,870,142
Weighted average common shares outstanding – FFO – diluted	58,519,169	54,973,802	54,893,410	49,864,225	44,904,999

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Financial and Asset Base Highlights (continued)

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10
Financial, Debt, and Other Ratios
Unencumbered net operating income as a percentage of total net operating income	64%	65%	60%	58%	56%
Unencumbered assets gross book value	$5,342,433	$4,933,395	$4,825,963	$4,583,045	$4,404,729
Unencumbered assets gross book value as a percentage of gross assets	76%	74%	74%	72%	72%
Percentage outstanding on unsecured line of credit at end of period	38%	45%	50%	48%	61%
Operating margin	72%	71%	72%	72%	74%
Adjusted EBITDA margin	66%	66%	68%	68%	69%
General and administrative expense as a percentage of total revenues	7.5%	6.8%	6.5%	6.6%	7.1%
EBITDA – trailing 12 months	$400,742	$346,393	$335,304	$269,923	$267,281
Adjusted EBITDA – quarter annualized	$380,968	$368,100	$357,756	$330,164	$324,200
Adjusted EBITDA – trailing 12 months	$359,247	$345,055	$331,822	$323,545	$321,084
Capitalized interest	$15,046	$13,193	$14,629	$16,695	$18,322
Weighted average interest rate used for capitalization during period	4.60%	4.57%	4.67%	4.59%	5.06%
Net debt to Gross Assets (excluding cash and restricted cash) at end of period	36%	39%	39%	38%	43%
Secured debt as a percentage of gross assets at end of period	11%	12%	12%	13%	14%
Net debt to Adjusted EBITDA – quarter annualized	6.5	7.0	6.9	7.2	7.9
Net debt to Adjusted EBITDA – trailing 12 months	6.9	7.4	7.4	7.3	8.0
Dividends per share on common stock	$0.45	$0.45	$0.45	$0.35	$0.35
Dividend payout ratio (common stock)	41%	40%	41%	35%	32%

	2Q11	1Q11	4Q10	3Q10	2Q10
Asset Base Statistics
Number of properties at end of period	171	168	167	165	162
Rentable square feet at end of period	14,145,249	13,700,135	13,658,425	12,867,373	12,655,629
Occupancy of operating properties at end of period	93.8%	94.2%	94.3%	94.0%	94.0%
Occupancy including redevelopment properties at end of period	88.3%	88.6%	88.9%	89.3%	89.6%
Annualized base rent per leased rentable square foot	$34.06	$33.90	$33.95	$31.91	$31.10
Leasing activity – YTD rentable square feet	1,280,084	551,622	2,744,239	1,670,004	1,031,018
Leasing activity – Qtr rentable square feet	728,462	551,622	1,074,235	639,559	550,678
Leasing activity – YTD GAAP rental rate increase	2.4%	1.6%	4.9%	5.4%	4.2%
Leasing activity – Qtr GAAP rental rate increase	3.1%	1.6%	4.3%	8.1%	5.1%
Leasing activity – YTD Cash rental rate increase	1.0%	0.8%	2.0%	0.4%	0.3%
Leasing activity – Qtr Cash rental rate increase	1.5%	0.8%	4.2%	0.7%	0.0%
Same property YTD growth in net operating income – GAAP basis	0.5%	0.3%	0.4%	0.6%	0.6%
Same property Qtr growth in net operating income – GAAP basis	1.7%	0.3%	1.3%	0.1%	0.7%
Same property YTD growth in net operating income – Cash basis	6.5%	5.8%	1.5%	1.3%	1.3%
Same property Qtr growth in net operating income – Cash basis	9.4%	5.8%	2.0%	2.3%	2.5%

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Financial and Asset Base Highlights (continued)

(Unaudited)

Summary of Occupancy Percentage at End of Period

			December 31,
	Average	2Q11	2010	2009	2008	2007	2006	2005	2004	2003	2002	2001	2000	1999	1998

Operating properties	95.1%	93.8%	94.3%	94.1%	94.8%	93.8%	93.1%	93.2%	95.2%	93.9%	96.3%	99.0%	98.4%	95.7%	96.2%

Operating and redevelopment properties	89.2%	88.3%	88.9%	89.4%	90.0%	87.8%	88.0%	87.7%	87.0%	88.4%	89.2%	88.6%	90.8%	91.5%	92.9%

Quarterly Percentage Change in GAAP and Cash Same Property Net Operating Income

Summary of GAAP and Cash Rental Rate Increases on Renewed/Re-leased Space

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Properties

June 30, 2011

(Dollars in thousands)

(Unaudited)

	Rentable Square Feet				Number of
Markets	Operating	Redevelopment	Development	Total	Properties	Annualized Base Rent

California – San Diego	2,025,331	433,182	165,140	2,623,653	37	$62,831	15%

California – San Francisco	2,160,038	–	427,999	2,588,037	24	80,082	20

Greater Boston	3,288,877	198,642	–	3,487,519	39	117,052	29

NYC/New Jersey/Suburban Philadelphia	747,463	–	–	747,463	9	32,894	8

North Carolina – Research Triangle Park	713,596	30,000	97,000	840,596	13	14,829	4

Suburban Washington, D.C.	2,432,946	120,434	–	2,553,380	32	53,087	13

Washington – Seattle	997,205	–	–	997,205	12	35,140	9

Domestic markets	12,365,456	782,258	690,139	13,837,853	166	395,915	98

International	286,396	–	–	286,396	4	8,320	2

Subtotal	12,651,852	782,258	690,139	14,124,249	170	$404,235	100%

Discontinued Operations/“Held for Sale”	21,000	–	–	21,000	1

Total	12,672,852	782,258	690,139	14,145,249	171

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Occupancy Percentage

(Unaudited)

Summary of Occupancy Percentage at End of Period

			December 31,
	Average	2Q11	2010	2009	2008	2007	2006	2005	2004	2003	2002	2001	2000	1999	1998

Operating properties	95.1%	93.8%	94.3%	94.1%	94.8%	93.8%	93.1%	93.2%	95.2%	93.9%	96.3%	99.0%	98.4%	95.7%	96.2%

Operating and redevelopment properties	89.2%	88.3%	88.9%	89.4%	90.0%	87.8%	88.0%	87.7%	87.0%	88.4%	89.2%	88.6%	90.8%	91.5%	92.9%

	Operating Properties			Operating and Redevelopment Properties
Markets	6/30/11	3/31/11	12/31/10	6/30/11	3/31/11	12/31/10

California – San Diego	92.8%	92.6%	93.1%	76.5%	76.7%	77.3%

California – San Francisco	94.5	96.0	95.8	94.5	96.0	95.8

Greater Boston	91.3	92.5	93.6	86.1	86.9	87.9

NYC/New Jersey/Suburban Philadelphia	88.2	85.2	85.8	88.2	85.2	85.8

North Carolina – Research Triangle Park	96.6	94.3	93.4	92.7	90.5	89.6

Suburban Washington, D.C.	96.5	96.3	95.8	92.0	91.8	92.2

Washington – Seattle	99.1	99.1	97.5	99.1	99.1	97.5

Domestic markets	93.9	94.0	94.1	88.3	88.3	88.6

International	90.2	100.0	100.0	90.2	100.0	100.0

Total	93.8%	94.2%	94.3%	88.3%	88.6%	88.9%

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Property Listing
June 30, 2011
(Dollars in thousands)

(Unaudited)

		Rentable Square Feet						Occupancy Percentage
Address	Submarket	Operating	Redevelopment	Development	Total	Number of Properties	Annualized Base Rent	Operating	Operating and Redevelopment
California - San Diego
10931/10933 North Torrey Pines Road	Torrey Pines	96,641	-	-	96,641	1	$ 3,134	99.5%	100.0%
10975 North Torrey Pines Road	Torrey Pines	44,733	-	-	44,733	1	1,700	100.0	-
11119 North Torrey Pines Road	Torrey Pines	-	81,816	-	81,816	1	-	N/A	100.0
3010 Science Park Road	Torrey Pines	74,557	-	-	74,557	1	3,215	100.0	89.0
3115/3215 Merryfield Row	Torrey Pines	158,645	-	-	158,645	2	6,498	89.0	49.2
3530/3550 John Hopkins Court & 3535/3565 General Atomics Court	Torrey Pines	106,679	100,302	-	206,981	4	3,205	95.4	45.4
10300 Campus Point Drive	University Town Center	169,353	203,717	-	373,070	1	6,267	100.0	100.0
4755/4757/4767 Nexus Center Drive	University Town Center	132,330	-	41,710	174,040	3	4,914	100.0	100.0
5200 Research Place	University Town Center	346,581	-	123,430	470,011	1	13,629	100.0	87.8
9363/9373/9393 Towne Center Drive	University Town Center	138,578	-	-	138,578	3	3,407	87.8	100.0
9880 Campus Point Drive	University Town Center	71,510	-	-	71,510	1	2,774	100.0	100.0
5810-5820 Nancy Ridge Drive	Sorrento Mesa	87,298	-	-	87,298	1	1,686	100.0	53.7
5871 Oberlin Drive	Sorrento Mesa	33,728	-	-	33,728	1	408	53.7	100.0
6138-6150 Nancy Ridge Drive	Sorrento Mesa	56,698	-	-	56,698	1	1,586	100.0	87.4
6146/6166 Nancy Ridge Drive	Sorrento Mesa	51,273	-	-	51,273	2	1,008	87.4	26.4
6175/6225/6275 Nancy Ridge Drive	Sorrento Mesa	60,232	47,347	-	107,579	3	419	47.2	89.4
7330 Carroll Road	Sorrento Mesa	66,244	-	-	66,244	1	2,141	89.4	100.0
10505 Roselle Street & 3770 Tansy Street	Sorrento Valley	33,013	-	-	33,013	2	1,001	100.0	72.4
11025/11035/11045 Roselle Street	Sorrento Valley	65,910	-	-	65,910	3	1,035	72.4	100.0
3985 Sorrento Valley Boulevard	Sorrento Valley	60,545	-	-	60,545	1	1,557	100.0	100.0
13112 Evening Creek Drive	I-15 Corridor	109,780	-	-	109,780	1	2,495	100.0	56.4
129/161/165 North Hill Avenue & 6 Thomas	LA Metro	61,003	-	-	61,003	2	752	56.4	76.5
California - San Diego		2,025,331	433,182	165,140	2,623,653	37	$ 62,831	92.8%	76.5%

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Property Listing
June 30, 2011
(Dollars in thousands)

(Unaudited)

		Rentable Square Feet						Occupancy Percentage
Address	Submarket	Operating	Redevelopment	Development	Total	Number of Properties	Annualized Base Rent	Operating	Operating and Redevelopment
California - San Francisco
1500 Owens Street	Mission Bay	158,267	-	-	158,267	1	$ 6,721	93.8%	93.8%
1700 Owens Street	Mission Bay	157,340	-	-	157,340	1	6,845	97.8	97.8
455 Mission Bay Boulevard	Mission Bay	163,008	-	46,992	210,000	1	7,880	100.0	100.0
409/499 Illinois Street	Mission Bay	234,249	-	219,007	453,256	2	14,319	100.0	100.0
249 E. Grand Avenue	South San Francisco	129,501	-	-	129,501	1	5,084	100.0	100.0
341/343 Oyster Point Blvd	South San Francisco	107,960	-	-	107,960	2	2,040	100.0	100.0
400/450 East Jamie Court	South San Francisco	-	-	162,000	162,000	2	N/A	N/A	N/A
500 Forbes Boulevard	South San Francisco	155,685	-	-	155,685	1	5,540	100.0	100.0
600/630/650 Gateway Boulevard	South San Francisco	150,960	-	-	150,960	3	3,357	0.8	0.8
681 Gateway Boulevard	South San Francisco	126,971	-	-	126,971	1	6,161	100.0	100.0
7000 Shoreline Court	South San Francisco	136,393	-	-	136,393	1	3,781	91.5	91.5
901/951 Gateway Boulevard	South San Francisco	170,244	-	-	170,244	2	5,355	88.3	88.3
2425 Garcia Ave & 2400/2450 Bayshore Pky	Peninsula	98,964	-	-	98,964	1	2,747	84.0	84.0
2625/2627/2631 Hanover Street	Peninsula	32,074	-	-	32,074	1	1,354	100.0	100.0
3165 Porter Drive	Peninsula	91,644	-	-	91,644	1	3,929	100.0	100.0
3350 W. Bayshore Road	Peninsula	60,000	-	-	60,000	1	1,057	74.2	74.2
75 & 125 Shoreway Road	Peninsula	82,815	-	-	82,815	1	1,861	91.2	91.2
849/863 Mitten Road & 866 Malcolm Road	Peninsula	103,963	-	-	103,963	1	2,051	97.4	97.4
California - San Francisco		2,160,038	-	427,999	2,588,037	24	$ 80,082	94.5%	94.5%

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Property Listing
June 30, 2011
(Dollars in thousands)

(Unaudited)

		Rentable Square Feet						Occupancy Percentage
Address	Submarket	Operating	Redevelopment	Development	Total	Number of Properties	Annualized Base Rent	Operating	Operating and Redevelopment
Greater Boston
100 Technology Square	Cambridge/Inner Suburbs	255,441	-	-	255,441	1	$ 17,302	100.0%	100.0%
200 Technology Square	Cambridge/Inner Suburbs	177,101	-	-	177,101	1	10,272	100.0	100.0
300 Technology Square	Cambridge/Inner Suburbs	175,609	-	-	175,609	1	9,118	79.9	79.9
400 Technology Square	Cambridge/Inner Suburbs	177,662	17,114	-	194,776	1	5,995	100.0	91.2
500 Technology Square	Cambridge/Inner Suburbs	184,207	-	-	184,207	1	10,004	98.0	98.0
600 Technology Square	Cambridge/Inner Suburbs	128,224	-	-	128,224	1	4,366	99.6	99.6
700 Technology Square	Cambridge/Inner Suburbs	48,930	-	-	48,930	1	1,773	100.0	100.0
161 First Street	Cambridge/Inner Suburbs	46,356	-	-	46,356	1	1,667	91.0	91.0
167 Sidney Street	Cambridge/Inner Suburbs	26,589	-	-	26,589	1	1,388	100.0	100.0
215 First Street	Cambridge/Inner Suburbs	345,686	20,983	-	366,669	1	9,918	92.3	87.0
300 Third Street	Cambridge/Inner Suburbs	131,639	-	-	131,639	1	7,100	98.3	98.3
480 Arsenal	Cambridge/Inner Suburbs	140,744	-	-	140,744	1	4,492	100.0	100.0
500 Arsenal Street	Cambridge/Inner Suburbs	45,000	47,500	-	92,500	1	1,824	100.0	48.6
780/790 Memorial Drive	Cambridge/Inner Suburbs	98,497	-	-	98,497	2	6,150	100.0	100.0
79/96 Charlestown Navy Yard	Cambridge/Inner Suburbs	24,940	-	-	24,940	1	-	-	-
99 Erie Street	Cambridge/Inner Suburbs	27,960	-	-	27,960	1	594	42.3	42.3
100 Beaver Street	Rte 128	82,330	-	-	82,330	1	2,093	100.0	100.0
285 Bear Hill Road	Rte 128	26,270	-	-	26,270	1	447	100.0	100.0
13-15 DeAngelo Drive	Rte 128	30,000	-	-	30,000	1	441	100.0	100.0
19 Presidential Way	Rte 128	128,325	-	-	128,325	1	3,398	100.0	100.0
29 Hartwell Avenue	Rte 128	59,000	-	-	59,000	1	-	-	-
3 Preston Court	Rte 128	30,000	-	-	30,000	1	-	-	-
35 Hartwell Avenue	Rte 128	46,700	-	-	46,700	1	1,650	100.0	100.0
35 Wiggins Avenue	Rte 128	48,640	-	-	48,640	1	724	100.0	100.0
44 Hartwell Avenue	Rte 128	26,828	-	-	26,828	1	1,105	100.0	100.0
45-47 Wiggins Avenue	Rte 128	38,000	-	-	38,000	1	1,114	100.0	100.0
60 Westview Street	Rte 128	40,200	-	-	40,200	1	1,257	100.0	100.0
6-8 Preston Court	Rte 128	54,391	-	-	54,391	1	553	84.0	84.0
111 Forbes Boulevard	Rte 495/Worcester	58,280	-	-	58,280	1	261	28.6	28.6
130 Forbes Boulevard	Rte 495/Worcester	97,566	-	-	97,566	1	871	100.0	100.0
155 Fortune Boulevard	Rte 495/Worcester	36,000	-	-	36,000	1	806	100.0	100.0
20 Walkup Drive	Rte 495/Worcester	-	113,045	-	113,045	1	-	N/A	-
30 Bearfoot Road	Rte 495/Worcester	60,759	-	-	60,759	1	2,765	100.0	100.0
306 Belmont Street	Rte 495/Worcester	78,916	-	-	78,916	1	1,139	100.0	100.0
350 Plantation Street	Rte 495/Worcester	11,774	-	-	11,774	1	173	100.0	100.0
377 Plantation Street	Rte 495/Worcester	92,711	-	-	92,711	1	2,082	85.1	85.1
381 Plantation Street	Rte 495/Worcester	92,423	-	-	92,423	1	1,756	85.0	85.0
One Innovation Drive	Rte 495/Worcester	115,179	-	-	115,179	1	2,454	96.3	96.3
Greater Boston		3,288,877	198,642	-	3,487,519	39	$ 117,052	91.3%	86.1%

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Property Listing
June 30, 2011
(Dollars in thousands)

(Unaudited)

		Rentable Square Feet						Occupancy Percentage
Address	Submarket	Operating	Redevelopment	Development	Total	Number of Properties	Annualized Base Rent	Operating	Operating and Redevelopment
NYC/New Jersey/Suburban Philadelphia
450 E. 29th Street	Midtown Manhattan	308,388	-	-	308,388	1	$ 23,991	97.6%	97.6%
100 Phillips Parkway	Bergen County, NJ	78,501	-	-	78,501	1	2,292	100.0	100.0
102 Witmer Road	Suburban Philadelphia	50,000	-	-	50,000	1	3,345	100.0	100.0
200 Lawrence Road	Suburban Philadelphia	111,451	-	-	111,451	1	1,246	100.0	100.0
210 Welsh Pool Road	Suburban Philadelphia	59,415	-	-	59,415	1	946	100.0	100.0
5100 Campus Drive	Suburban Philadelphia	21,782	-	-	21,782	1	101	31.7	31.7
701 Veterans Circle	Suburban Philadelphia	35,155	-	-	35,155	1	735	100.0	100.0
702 Electronic Drive	Suburban Philadelphia	40,171	-	-	40,171	1	238	42.5	42.5
279 Princeton Road	Princeton, NJ	42,600	-	-	42,600	1	-	-	-
New York/New Jersey/Suburban Philadelphia		747,463	-	-	747,463	9	$ 32,894	88.2%	88.2%

		Rentable Square Feet						Occupancy Percentage
Address	Submarket	Operating	Redevelopment	Development	Total	Number of Properties	Annualized Base Rent	Operating	Operating and Redevelopment
North Carolina - Research Triangle Park
100 Capitola Drive	Research Triangle Park	65,992	-	-	65,992	1	$ 978	95.8%	95.8%
108/110/112/114 Alexander Road	Research Triangle Park	158,417	-	-	158,417	1	4,954	100.0	100.0
2525 E. NC Highway 54	Research Triangle Park	81,580	-	-	81,580	1	1,655	100.0	100.0
5 Triangle Drive	Research Triangle Park	32,120	-	-	32,120	1	824	100.0	100.0
601 Keystone Park Drive	Research Triangle Park	77,395	-	-	77,395	1	1,306	100.0	100.0
6101 Quadrangle Drive	Research Triangle Park	-	30,000	-	30,000	1	-	N/A	-
7 Triangle Drive	Research Triangle Park	-	-	97,000	97,000	1	-	N/A	N/A
7010/7020/7030 Kit Creek	Research Triangle Park	133,654	-	-	133,654	3	2,808	92.7	92.7
800/801 Capitola Drive	Research Triangle Park	119,583	-	-	119,583	2	1,700	95.8	95.8
555 Heritage Drive	Palm Beach	44,855	-	-	44,855	1	604	84.8	84.8
North Carolina - Research Triangle Park		713,596	30,000	97,000	840,596	13	$ 14,829	96.6%	92.7%

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Property Listing
June 30, 2011
(Dollars in thousands)

(Unaudited)

		Rentable Square Feet						Occupancy Percentage
Address	Submarket	Operating	Redevelopment	Development	Total	Number of Properties	Annualized Base Rent	Operating	Operating and Redevelopment
Suburban Washington, D.C.
12301 Parklawn Drive	Rockville	49,185	-	-	49,185	1	$ 1,024	100.0%	100.0%
1330 Piccard Drive	Rockville	131,415	-	-	131,415	1	2,961	79.8	79.8
1405/1413 Research Boulevard	Rockville	176,669	-	-	176,669	2	4,988	100.0	100.0
1500/1550 East Gude Drive	Rockville	90,489	-	-	90,489	2	1,937	100.0	100.0
14920 Broschart Road	Rockville	48,500	-	-	48,500	1	961	100.0	100.0
15010 Broschart Road	Rockville	26,797	11,406	-	38,203	1	603	100.0	70.1
5 Research Court	Rockville	54,906	-	-	54,906	1	1,564	100.0	100.0
5 Research Place	Rockville	63,852	-	-	63,852	1	2,341	100.0	100.0
9800 Medical Center Drive	Rockville	198,574	82,901	-	281,475	4	7,181	100.0	70.5
9920 Medical Center Drive	Rockville	58,733	-	-	58,733	1	428	100.0	100.0
1201 Clopper Road	Gaithersburg	143,585	-	-	143,585	1	3,480	100.0	100.0
1300 Quince Orchard Road	Gaithersburg	54,874	-	-	54,874	1	812	100.0	100.0
16020 Industrial Drive	Gaithersburg	83,541	-	-	83,541	1	1,316	100.0	100.0
19/20/22 Firstfield Road	Gaithersburg	132,639	-	-	132,639	3	2,960	96.3	96.3
25/35/45 West Watkins Mill Road	Gaithersburg	138,938	-	-	138,938	1	3,086	100.0	100.0
401 Professional Drive	Gaithersburg	63,154	-	-	63,154	1	876	77.9	77.9
620 Professional Drive	Gaithersburg	-	26,127	-	26,127	1	-	N/A	-
708 Quince Orchard Road	Gaithersburg	49,624	-	-	49,624	1	1,134	99.3	99.3
9 W. Watkins Mill Road	Gaithersburg	92,449	-	-	92,449	1	2,598	100.0	100.0
910 Clopper Road	Gaithersburg	180,650	-	-	180,650	1	3,120	85.6	85.6
930/940 Clopper Road	Gaithersburg	104,302	-	-	104,302	2	1,866	100.0	100.0
950 Wind River Lane	Gaithersburg	50,000	-	-	50,000	1	1,082	100.0	100.0
8000/9000/10000 Virginia Manor Road	Beltsville	191,884	-	-	191,884	1	2,428	93.2	93.2
14225 Newbrook Drive	Northern Virginia	248,186	-	-	248,186	1	4,341	100.0	100.0
Suburban Washington, D.C.		2,432,946	120,434	-	2,553,380	32	$ 53,087	96.5%	92.0%

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Property Listing
June 30, 2011
(Dollars in thousands)

(Unaudited)

		Rentable Square Feet						Occupancy Percentage
Address	Submarket	Operating	Redevelopment	Development	Total	Number of Properties	Annualized Base Rent	Operating	Operating and Redevelopment
Washington - Seattle
1201 & 1209 Mercer Street	Lake Union	16,740	-	-	16,740	1	$267	100.0%	100.0%
1201/1208 Eastlake Avenue	Lake Union	203,369	-	-	203,369	2	8,747	100.0	100.0
1551 Eastlake Avenue	Lake Union	121,790	-	-	121,790	1	3,255	100.0	100.0
1600 Fairview Avenue	Lake Union	27,991	-	-	27,991	1	1,294	100.0	100.0
1616 Eastlake Avenue	Lake Union	165,493	-	-	165,493	1	5,315	95.8	95.8
199 E. Blaine Street	Lake Union	115,084	-	-	115,084	1	6,093	100.0	100.0
801 Dexter Avenue North	Lake Union	60,000	-	-	60,000	1	774	100.0	100.0
1124 Columbia Street	First Hill	203,817	-	-	203,817	1	6,655	99.8	99.8
3000/3018 Western Avenue	Elliott Bay	47,746	-	-	47,746	1	1,795	100.0	100.0
410 W. Harrison/410 Elliott Avenue West	Elliott Bay	35,175	-	-	35,175	2	945	95.5	95.5
Washington - Seattle		997,205	-	-	997,205	12	$35,140	99.1%	99.1%
Domestic Markets		12,365,456	782,258	690,139	13,837,853	166	$395,915	93.9%	88.3%

		Rentable Square Feet						Occupancy Percentage
Country	Submarket	Operating	Redevelopment	Development	Total	Number of Properties	Annualized Base Rent	Operating	Operating and Redevelopment
International
Canada		46,032	-	-	46,032	1	$1,912	100.0%	100.0%
Canada		66,000	-	-	66,000	1	1,093	100.0	100.0
Canada		106,364	-	-	106,364	1	2,068	73.6	73.6
Canada		68,000	-	-	68,000	1	3,247	100.0	100.0
International		286,396	-	-	286,396	4	$8,320	90.2%	90.2%

Total		12,651,852	782,258	690,139	14,124,249	170	$404,235	93.8%	88.3%

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Debt
June 30, 2011
(Dollars in thousands)
(Unaudited)

Debt Maturities

	Secured Notes Payable			Unsecured Debt
	Our Share	Noncontrolling Interests’ Share	Total Consolidated Secured Notes Payable	Line of Credit and Term Loans		Unsecured Convertible Notes
2011	$92,475	$175	$92,650	$-		$-
2012	12,552	364	12,916	250,000	(1)	205,877	(2)
2013	52,599	384	52,983	-		-
2014	209,508	20,868	230,376	-		250
2015	8,004	-	8,004	575,000	(3)	-
Thereafter	378,748	-	378,748	750,000	(4)	-
Subtotal	$753,886	$21,791	775,677	1,575,000		206,127
Unamortized discounts			(986)	-		(2,489)
Total			$774,691	$1,575,000		$203,638

Secured Notes Payable and Unsecured Debt Analysis

	Outstanding Balance	Percentage of Outstanding Balance	Weighted Average Interest Rate at End of Period (5)	Weighted Average Remaining Term
Secured Notes Payable	$774,691	30.3%	5.97%	5.0 Years
Unsecured Line of Credit	575,000	22.5	2.59	3.6 Years	(3)
2012 Unsecured Term Loan	250,000	9.8	5.93	1.3 Years	(1)
2016 Unsecured Term Loan	750,000	29.4	3.17	5.0 Years	(4)
Unsecured Convertible Notes	203,638	8.0	5.97	0.5 Years
Total Debt	$2,553,329	100.0%	4.38%	4.0 Years

(1)	Our 2012 Unsecured Term Loan matures in October 2012, assuming we exercise our sole right to extend the maturity by one year.
(2)

In July 2011, we repurchased, in privately negotiated transactions, approximately $81.5 million of certain of our 3.70% unsecured convertible notes at an aggregate cash price of approximately $82.7 million. As a result of these repurchases, we recognized an aggregate loss on early extinguishment of debt of approximately $1.9 million. As of July 27, 2011, approximately $123.1 million of our 3.70% unsecured convertible notes was outstanding, net of approximately $1.3 million of unamortized discount.

(3)	Our unsecured line of credit matures in January 2015, assuming we exercise our sole right to extend the maturity twice by an additional six months after each exercise.
(4)	Our 2016 Unsecured Term Loan matures in June 2016, assuming we exercise our sole right to extend the maturity by one year.
(5)

Represents the contractual interest rate as of the end of the period plus the impact of debt premiums/discounts and our interest rate hedge agreements on our secured notes payable, unsecured line of credit, unsecured term loans, and unsecured convertible notes. The weighted average interest rate excludes bank fees and amortization of loan fees. See also the “Summary of Interest Rate Hedge Agreements” section of this report.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Secured Notes Payable Principal Maturities Through 2015
June 30, 2011

(Dollars in thousands)

(Unaudited)

Description	Maturity Date	Type	Stated Rate	Effective Rate (1)	Amount

California – San Diego	8/2/11	Non-Profit	7.50%	7.50%	$8,235
Suburban Washington, D.C.	11/1/11	CMBS	7.25	5.82	2,914
Suburban Washington, D.C.	12/22/11	Bank	3.57	3.57	76,000
Other scheduled principal repayments/amortization					5,501
2011 Total					$92,650

Greater Boston	3/1/12	Insurance Co.	7.14%	5.83%	$1,357
Other scheduled principal repayments/amortization					11,559
2012 Total					$12,916

California – San Diego	3/1/13	Insurance Co.	6.21%	6.21%	$7,940
Suburban Washington, D.C.	9/1/13	CMBS	6.36	6.36	26,093
California – San Francisco	11/16/13	Other	6.14	6.14	7,527
Other scheduled principal repayments/amortization					11,423
2013 Total					$52,983

Greater Boston	4/1/14	Insurance Co.	5.26%	5.59%	$208,683
San Diego	7/1/14	Bank	6.05	4.88	6,458
San Diego	11/1/14	Bank	5.39	4.00	7,495
Washington – Seattle	11/18/14	Other	5.90	5.90	240
Other scheduled principal repayments/amortization					7,500
2014 Total					$230,376

Other scheduled principal repayments/amortization					$8,004
2015 Total					$8,004

(1)       Represents the contractual interest rate as of the end of the period plus the impact of debt premiums/discounts. The effective rate excludes bank fees and amortization of loan fees.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Fixed/Floating Rate Debt Analysis and Leverage
(Dollars in thousands)
(Unaudited)

Fixed/Floating Rate Debt Analysis

	June 30, 2011	Percentage of Balance	Weighted Average Interest Rate at End of Period (1)	Weighted Average Maturity
Fixed rate debt	$977,489	38.3%	5.97%	4.1 Years
Floating rate debt – hedged	450,000	17.6	6.21	3.0 Years
Floating rate debt – unhedged	1,125,840	44.1	2.27	4.3 Years
Total Debt	$2,553,329	100.0%	4.38%	4.0 Years

Leverage

	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10
Total debt	$2,553,329	$2,669,466	$2,584,162	$2,519,463	$2,684,411
Less: cash, cash equivalents, and restricted cash	(84,357)	(108,709)	(119,586)	(146,106)	(110,914)
Net debt	$2,468,972	$2,560,757	$2,464,576	$2,373,357	$2,573,497

Adjusted EBITDA – quarter annualized	$380,968	$368,100	$357,756	$330,164	$324,200
Adjusted EBITDA – trailing 12 months	$359,247	$345,055	$331,822	$323,545	$321,084
Gross Assets (excluding cash and restricted cash)	$6,938,008	$6,521,668	$6,402,282	$6,190,686	$6,017,000
Net debt to Adjusted EBITDA – quarter annualized	6.5	7.0	6.9	7.2	7.9
Net debt to Adjusted EBITDA – trailing 12 months	6.9	7.4	7.4	7.3	8.0
Net debt to Gross Assets (excluding cash and restricted cash)	36%	39%	39%	38%	43%
Unencumbered net operating income as a percentage of total net operating income	64%	65%	60%	58%	56%
Unencumbered assets gross book value as a percentage of gross assets	76%	74%	74%	72%	72%

(1)

Represents the contractual interest rate as of the end of the period plus the impact of debt premiums/discounts and our interest rate hedge agreements on our secured notes payable, unsecured line of credit, unsecured term loans, and unsecured convertible notes. The weighted average interest rate excludes bank fees and amortization of loan fees. See also the “Summary of Interest Rate Hedge Agreements” section of this report. The weighted average interest rate related to outstanding borrowings for our unhedged floating rate debt is based upon one-month LIBOR. The interest rate resets periodically and will vary in future periods.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Unsecured Credit Facility Debt Covenants
June 30, 2011
(Unaudited)

Our unsecured credit facility contains financial covenants, including, among others, the following financial covenants (as defined under the terms of the agreement):

Covenant	Requirement	Actual at 6/30/11

Leverage Ratio	Less than or equal to 60.0%	34%

Unsecured Leverage Ratio	Less than or equal to 60.0%	35%

Fixed Charge Coverage	Greater than or equal to 1.5	2.4 (1)

Unsecured Debt Yield	Greater than or equal to 11.00% until June 30, 2011, and 12.00% thereafter	15.6%

Minimum Book Value	Greater than or equal to the sum of $2.0 billion and 50% of the net proceeds of equity offerings after January 28, 2011	$3.3 billion

Secured Debt Ratio	Less than or equal to 40%	10%

(1)      This ratio represents the fixed charge coverage ratio for the trailing 12 months.  The fixed charge coverage ratio for the current quarter annualized was approximately 2.5.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Interest Rate Hedge Agreements

June 30, 2011

(Dollars in thousands)

(Unaudited)

Transaction Date	Effective Date	Termination Date	Interest Pay Rate (1)	Notional Amount	Effective at 6/30/11

December 2006	December 29, 2006	March 31, 2014	4.990%	$50,000	$50,000

October 2007	October 31, 2007	September 30, 2012	4.546	50,000	50,000

October 2007	October 31, 2007	September 30, 2013	4.642	50,000	50,000

October 2007	July 1, 2008	March 31, 2013	4.622	25,000	25,000

October 2007	July 1, 2008	March 31, 2013	4.625	25,000	25,000

December 2006	November 30, 2009	March 31, 2014	5.015	75,000	75,000

December 2006	November 30, 2009	March 31, 2014	5.023	75,000	75,000

December 2006	December 31, 2010	October 31, 2012	5.015	100,000	100,000

Total					$450,000

(1)        Interest pay rate represents the interest rate we will pay for one month LIBOR under the applicable interest rate swap agreement. This rate does not include any spread in addition to one month LIBOR that is due monthly as interest expense.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Same Property Comparisons

(Dollars in thousands)

(Unaudited)

Historical Same Property Performance

Quarterly Percentage Change in GAAP and Cash Same Property Net Operating Income

Current Period Same Property Performance

	GAAP Basis			Cash Basis
	Three Months Ended			Three Months Ended
	6/30/11	6/30/10	% Change	6/30/11	6/30/10	% Change
Revenues	$103,315	$99,922	3.4%	$105,545	$96,782	9.1%
Operating expenses	27,984	25,864	8.2	27,984	25,864	8.2
Net Operating Income	$75,331	$74,058	1.7%	$77,561	$70,918	9.4%

	GAAP Basis			Cash Basis
	Six Months Ended			Six Months Ended
	6/30/11	6/30/10	% Change	6/30/11	6/30/10	% Change
Revenues	$200,212	$196,448	1.9%	$203,794	$191,757	6.3%
Operating expenses	55,205	52,223	5.7	55,205	52,223	5.7
Net Operating Income	$145,007	$144,225	0.5%	$148,589	$139,534	6.5%

	Same Property Data
	Three Months Ended	Six Months Ended
	6/30/11	6/30/11
Number of properties	134	132
Rentable square footage	9,919,222	9,759,073
Occupancy
June 30, 2011	93.2%	93.7%
June 30, 2010	94.5%	94.4%

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Leasing Activity

Three Months Ended June 30, 2011

(Unaudited)

						TI’s/Lease
		Rentable			Rental	Commissions	Average
	Number	Square	Expiring	New	Rate	Per	Lease
	of Leases	Footage	Rates	Rates	Changes	Square Foot	Terms
Leasing Activity
Lease Expirations
Cash Basis	46	661,322	$24.73	–	–	–	–
GAAP Basis	46	661,322	$25.94	–	–	–	–

Renewed/Re-leased Space Leased
Cash Basis	29	436,096	$25.11	$25.49	1.5%	$3.66	4.8 years
GAAP Basis	29	436,096	$25.94	$26.75	3.1%	$3.66	4.8 years

Developed/Redeveloped/ Vacant Space Leased
Cash Basis	20	292,366	–	$32.08	–	$9.46	6.9 years
GAAP Basis	20	292,366	–	$33.76	–	$9.46	6.9 years

Month-to-Month Leases in Effect
Cash Basis	4	18,065	$38.44	$38.44	–	–	–
GAAP Basis	4	18,065	$36.72	$38.44	–	–	–

Leasing Activity Summary
Excluding Month-to-Month Leases
Cash Basis	49	728,462	–	$28.14	–	$5.98	5.6 years
GAAP Basis	49	728,462	–	$29.56	–	$5.98	5.6 years

Including Month-to-Month Leases
Cash Basis	53	746,527	–	$28.39	–	–	–
GAAP Basis	53	746,527	–	$29.78	–	–	–

During the three months ended June 30, 2011, we granted tenant concessions/free rent averaging approximately 1.8 months with respect to the 728,462 rentable square feet leased.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Leasing Activity

Six Months Ended June 30, 2011

(Unaudited)

						TI’s/Lease
		Rentable			Rental	Commissions	Average
	Number	Square	Expiring	New	Rate	Per	Lease
	of Leases	Footage	Rates	Rates	Changes	Square Foot	Terms
Leasing Activity
Lease Expirations
Cash Basis	84	1,109,081	$27.66	–	–	–	–
GAAP Basis	84	1,109,081	$27.85	–	–	–	–

Renewed/Re-leased Space Leased
Cash Basis	56	769,507	$28.08	$28.36	1.0%	$3.12	4.0 years
GAAP Basis	56	769,507	$28.00	$28.67	2.4%	$3.12	4.0 years

Developed/Redeveloped/ Vacant Space Leased
Cash Basis	36	510,577	–	$32.97	–	$8.42	7.1 years
GAAP Basis	36	510,577	–	$35.04	–	$8.42	7.1 years

Month-to-Month Leases in Effect
Cash Basis	4	18,065	$38.44	$38.44	–	–	–
GAAP Basis	4	18,065	$36.72	$38.44	–	–	–

Leasing Activity Summary
Excluding Month-to-Month Leases
Cash Basis	92	1,280,084	–	$30.20	–	$5.23	5.2 years
GAAP Basis	92	1,280,084	–	$31.21	–	$5.23	5.2 years

Including Month-to-Month Leases
Cash Basis	96	1,298,149	–	$30.32	–	–	–
GAAP Basis	96	1,298,149	–	$31.31	–	–	–

During the six months ended June 30, 2011, we granted tenant concessions/free rent averaging approximately 1.7 months with respect to the 1,280,084 rentable square feet leased.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Leasing Activity

(Unaudited)

	June 30, 2011				Year Ended

	Quarter		Year-to-Date		12/31/10		12/31/09		12/31/08		12/31/07
	GAAP	Cash	GAAP	Cash	GAAP	Cash	GAAP	Cash	GAAP	Cash	GAAP	Cash

Lease Expirations
Rentable Square Footage	661,322	661,322	1,109,081	1,109,081	2,416,291	2,416,291	1,842,597	1,842,597	1,664,944	1,664,944	1,626,033	1,626,033

Expiring Rates	$25.94	$24.73	$27.85	$27.66	$28.54	$27.18	$30.70	$30.61	$25.52	$26.88	$26.97	$25.98

Renewed/Re-leased Space
Leased Rentable Square Footage	436,096	436,096	769,507	769,507	1,777,966	1,777,966	1,188,184	1,188,184	1,254,285	1,254,285	895,894	895,894
New Rates	$26.75	$25.49	$28.67	$28.36	$32.04	$29.41	$27.72	$28.11	$29.34	$28.60	$31.48	$31.41
Expiring Rates	$25.94	$25.11	$28.00	$28.08	$30.54	$28.84	$26.78	$28.07	$25.51	$27.08	$28.66	$29.38
Rental Rate Changes	3.1%	1.5%	2.4%	1.0%	4.9%	2.0%	3.5%	0.1%	15.0%	5.6%	9.8%	6.9%
Average Lease Terms	4.8 years	4.8 years	4.0 years	4.0 years	8.1 years	8.1 years	3.3 years	3.3 years	4.3 years	4.3 years	4.0 years	4.0 years

Developed/Redeveloped/ Vacant Space Leased
Rentable Square Footage	292,366	292,366	510,577	510,577	966,273	966,273	676,163	676,163	906,859	906,859	686,856	686,856
New Rates	$33.76	$32.08	$35.04	$32.97	$39.89	$36.33	$36.00	$33.57	$37.64	$35.04	$33.68	$31.59
Average Lease Terms	6.9 years	6.9 years	7.1 years	7.1 years	9.7 years	9.7 years	6.6 years	6.6 years	7.2 years	7.2 years	6.5 years	6.5 years

Totals
Rentable Square Footage	728,462	728,462	1,280,084	1,280,084	2,744,239	2,744,239	1,864,347	1,864,347	2,161,144	2,161,144	1,582,750	1,582,750
New Rates	$29.56	$28.14	$31.21	$30.20	$34.80	$31.84	$30.73	$30.09	$32.82	$31.30	$32.44	$31.49
TI’s/Lease Commissions per Square Foot	$5.98	$5.98	$5.23	$5.23	$5.70	$5.70	$5.49	$5.49	$7.23	$7.23	$6.95	$6.95
Average Lease Terms	5.6 years	5.6 years	5.2 years	5.2 years	8.7 years	8.7 years	4.5 years	4.5 years	5.5 years	5.5 years	5.1 years	5.1 years

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Lease Expirations

June 30, 2011

(Unaudited)

Year of Lease Expiration	Number of Leases Expiring		Rentable Square Footage (“RSF”) of Expiring Leases		Percentage of Aggregate Total RSF	Annualized Base Rent of Expiring Leases (per RSF)
2011	61	(1)	984,842	(1)	8.3%	$28.25
2012	87		1,399,798		11.8	28.85
2013	72		1,229,141		10.4	29.53
2014	69		1,318,209		11.1	28.55
2015	49		1,094,112		9.2	31.03
2016	37		1,312,358		11.1	31.03
2017	20		857,579		7.2	34.49
2018	16		998,237		8.4	37.00
2019	8		413,721		3.5	34.12
2020	13		651,324		5.5	41.87

	2011 RSF of Expiring Leases							Annualized Base Rent of
Markets	Leased	Negotiating/ Anticipating	Targeted for Redevelopment		Remaining Expiring Leases	Total		Expiring Leases (per RSF)
California – San Diego	97,615	–	–		62,956	160,571		$30.14
California – San Francisco	20,597	19,915	32,074		56,319	128,905		34.61
Greater Boston	37,073	13,746	203,932	(2)	111,512	366,263		31.05
NYC/New Jersey/Suburban Philadelphia	–	–	–		20,340	20,340		24.46
North Carolina – Research Triangle Park	–	981	–		46,873	47,854		18.14
Suburban Washington, D.C.	–	–	–		32,790	32,790		16.52
Washington – Seattle	23,167	8,081	181,790	(3)	15,081	228,119		22.97
International	–	–	–		–	–		–
Total	178,452	42,723	417,796		345,871	984,842	(1)	$28.25
Percentage of expiring leases	18%	4%	42%		36%	100%

	2012 RSF of Expiring Leases					Annualized Base Rent
Markets	Leased	Negotiating/ Anticipating	Targeted for Redevelopment	Remaining Expiring Leases	Total	of Expiring Leases (per RSF)
California – San Diego	13,674	1,300	–	255,722	270,696	$ 28.58
California – San Francisco	–	42,950	–	136,881	179,831	20.39
Greater Boston	106,271	64,394	31,812	155,306	357,783	44.81
NYC/New Jersey/Suburban Philadelphia	–	–	–	–	–	–
North Carolina – Research Triangle Park	–	15,897	–	27,540	43,437	13.37
Suburban Washington, D.C.	4,685	19,904	35,031	254,745	314,365	20.80
Washington – Seattle	–	31,317	–	129,533	160,850	28.38
International	–	66,000	–	6,836	72,836	17.49
Total	124,630	241,762	66,843	966,563	1,399,798	$ 28.85
Percentage of expiring leases	9%	17%	5%	69%	100%

(1)          Excludes four month-to-month leases for approximately 18,000 rentable square feet.

(2)          Represents 177,662 rentable square feet of office space and a 26,270 rentable square foot office building targeted for redevelopment into single or multi-tenancy laboratory space.

(3)          Represents a 60,000 rentable square foot industrial building targeted for redevelopment or development into single or multi-tenancy laboratory space and a 121,790 rentable square foot office building targeted for redevelopment into multi-tenancy laboratory space.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

20 Largest Client Tenants

June 30, 2011

(Dollars in thousands)

(Unaudited)

			Remaining Lease				Approximate Aggregate	Percentage of Aggregate		Percentage of Aggregate	Investment Grade Entities (3)
		Number	Term in Years				Rentable	Total Square	Annualized	Annualized	Fitch	Moody’s	S&P	Education/
	Tenant	of Leases	(1)		(2)		Square Feet	Feet	Base Rent	Base Rent	Rating	Rating	Rating	Research
1	Novartis AG	6	5.3		5.5		442,621	3.3%	$26,437	6.5%	AA-	Aa2	AA-	–
2	Eli Lilly and Company	5	10.1		11.7		261,320	1.9	15,048	3.7	A+	A2	AA-	–
3	Roche Holding Ltd	5	6.3		6.5		387,813	2.9	14,833	3.7	AA-	A2	AA-	–
4	FibroGen, Inc.	1	12.4		12.4		234,249	1.7	14,319	3.5	–	–	–	–
5	Illumina, Inc.	1	20.3		20.3		305,455	2.3	11,865	2.9	–	–	–	–
6	United States Government	8	3.5		3.7		378,526	2.8	11,620	2.9	AAA	Aaa	AAA	–
7	Bristol-Myers Squibb Company	3	7.4		7.5		250,454	1.9	10,086	2.5	A+	A2	A+	–
8	GlaxoSmithKline plc	4	7.4		7.5		199,318	1.5	10,071	2.5	A+	A1	A+	–
9	Massachusetts Institute of Technology	3	3.5		3.2		178,952	1.3	8,154	2.0	–	Aaa	AAA	✓
10	NYU-Neuroscience Translational Research Institute	2	14.3		13.4		79,788	0.6	7,224	1.8	–	Aa3	AA-	✓
11	Pfizer Inc.	3	7.9		7.8		133,622	1.0	6,511	1.6	AA-	A1	AA	–
12	Alnylam Pharmaceuticals, Inc. (4)	1	5.3		5.3		129,424	1.0	6,076	1.5	–	–	–	–
13	Gilead Sciences, Inc.	1	9.0		9.0		109,969	0.8	5,824	1.4	–	Baa1	A-	–
14	Amylin Pharmaceuticals, Inc.	3	4.9		5.0		168,308	1.2	5,747	1.4	–	–	–	–
15	Theravance, Inc. (5)	2	7.8		8.2		150,330	1.1	5,355	1.3	–	–	–	–
16	The Scripps Research Institute	2	5.4		5.4		99,377	0.7	5,193	1.3	–	Aa3	–	✓
17	Forrester Research, Inc.	1	0.3	(6)	0.3	(6)	145,551	1.1	4,987	1.2	–	–	–	–
18	Quest Diagnostics Incorporated	1	5.5		5.5		248,186	1.8	4,341	1.1	BBB+	Baa2	BBB+	–
19	Infinity Pharmaceuticals, Inc.	2	1.5		1.5		67,167	0.5	4,302	1.1	–	–	–	–
20	The Regents of the University of California	2	9.9		9.9		92,666	0.7	4,104	1.0	AA+	Aa1	AA	✓
	Total/Weighted Average:	56	7.5		8.0		4,063,096	30.1%	$182,097	44.9%

(1)          Represents remaining lease term in years based on percentage of leased square feet.

(2)          Represents remaining lease term in years based on percentage of annualized base rent in effect as of June 30, 2011.

(3)          Ratings obtained from each of the following rating agencies: Fitch Ratings, Moody’s Investors Service, and Standard & Poor’s.

(4)          As of March 31, 2011, Novartis AG owned approximately 13% of the outstanding stock of Alnylam Pharmaceuticals, Inc.

(5)          As of April 28, 2011, GlaxoSmithKline plc owned approximately 18% of the outstanding stock of Theravance, Inc.

(6)          Office building is targeted for redevelopment into life science laboratory space upon lease expiration.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Client Tenant Mix

June 30, 2011

(Unaudited)

	Multinational Pharmaceutical	Institutional: Independent Non-Profit, University, and Government
	• Abbott Laboratories	• Bill & Melinda Gates Foundation
	• Astellas Pharma Inc.	• Duke University
	• AstraZeneca PLC	• Environmental Protection Agency
	• Baxter International Inc.	• Fred Hutchinson Cancer Research Center
	• Bayer AG	• Massachusetts Institute of Technology
	• Bristol-Myers Squibb Company	• National Institutes of Health
	• Eisai Co., Ltd.	• NYU-Neuroscience Translational Research Institute
	• Eli Lilly and Company	• Sanford-Burham Medical Research Institute
	• GlaxoSmithKline plc	• The Scripps Research Institute
	• Johnson & Johnson	• The Regents of the University of California
	• Merck & Co., Inc.	• UMass Memorial Health Care, Inc.
	• Novartis AG	• University of Washington
• Pfizer Inc.
• Roche Holding Ltd
• Sanofi
• Shire plc

	Biotechnology: Public & Private	Medical Device, Life Science Product, Service, and Biofuels
	• Achaogen Inc.	• Canon U.S. Life Sciences, Inc.
	• Alnylam Pharmaceuticals, Inc.	• Illumina, Inc.
	• Amgen Inc.	• Laboratory Corporation of America Holdings
	• Amylin Pharmaceuticals, Inc.	• Life Technologies Corporation
	• Avila Therapeutics, Inc.	• LS9, Inc.
	• Biogen Idec Inc.	• Monsanto Company
	• Celgene Corporation	• PerkinElmer, Inc.
	• Fate Therapeutics, Inc	• Qiagen N.V.
	• FibroGen, Inc.	• Quest Diagnostics Incorporated
	• Forma Therapeutics, Inc.	• Sapphire Energy, Inc.
• Gilead Sciences, Inc.
• Ikaria, Inc.
Client tenant mix by annualized base rent	• Intellikine, Inc.
• Intercell USA, Inc.
• MacroGenics, Inc.
• NGM Biopharmaceuticals, Inc.
• Presidio Pharmaceuticals, Inc.
• Proteostasis Therapeutics, Inc.
• Theravance, Inc.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Additions and Dispositions of Properties

Three Months Ended June 30, 2011

(Dollars in thousands)

(Unaudited)

	Acquisition	Month of	Rentable
Market/Property	Amount	Acquisition	Square Feet

Additions to Properties:

San Francisco — Mission Bay
409 and 499 Illinois	$293,000	April 2011	453,256

Greater Boston
285 Bear Hill Road	3,900	June 2011	26,270

	$296,900		479,526

	Disposition	Month of	Rentable
Market/Property	Amount	Disposition	Square Feet

Dispositions:

None

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Real Estate
 (Dollars in thousands, except per square foot amounts)

(Unaudited)

	June 30, 2011			March 31, 2011
	Book Value	Square Footage	Cost per Square Foot	Book Value	Square Footage	Cost per Square Foot

Rental properties	$4,796,692	12,672,852	$379	$4,572,014	12,435,713	$368
Less: accumulated depreciation	(679,081)			(647,034)
Rental properties, net	4,117,611			3,924,980

Construction in progress (“CIP”)/current value-added projects:
Active redevelopment	296,225	782,258	379	274,971	784,671	350
Active development	238,433	690,139	345	130,213	479,751	271
Projects in India and China	107,934	916,000	118	109,535	1,028,000	107
	642,592	2,388,397	269	514,719	2,292,422	225

Land/future value-added projects (1):
Land held for future development	534,618	12,020,000	44	493,180	10,088,000	49
Land undergoing preconstruction activities (additional CIP) (2)	521,753	2,449,000	213	528,124	2,593,000	204
	1,056,371	14,469,000	73	1,021,304	12,681,000	81

Investment in unconsolidated real estate entity	38,778	428,000	91	37,462	428,000	88
Real estate, net	5,855,352	29,958,249	$195	5,498,465	27,837,135	$197
Add: accumulated depreciation	679,081			647,034

Gross book value of real estate (1)	$6,534,433	29,958,249		$6,145,499	27,837,135

(1)                    In addition to assets included in our gross book value of real estate, we also hold options/rights for parcels supporting approximately 3.1 million developable square feet.  These parcels consist of: (a) a parcel supporting the future ground-up development of approximately 385,000 rentable square feet at Alexandria Center™ for Life Science – New York City related to an option under our ground lease; (b) right to acquire land parcels supporting ground-up development of 636,000 rentable square feet in Edinburgh, Scotland; and (c) an option to increase our land use rights by up to approximately 2.0 million additional developable square feet in China.

(2)                    We generally will not commence ground-up development of any parcels undergoing preconstruction activities without first securing significant pre-leasing for such space.  If vertical aboveground construction is not initiated at completion of preconstruction activities, the land parcel will be classified as land held for future development.  The two largest projects included in preconstruction consist of our 1.9 million developable square feet at Alexandria Center™ at Kendall Square in East Cambridge, Massachusetts and our 407,000 developable square foot site for the second tower at Alexandria Center™ for Life Science – New York City.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Real Estate
June 30, 2011

(Unaudited)

Construction in Progress (“CIP”)/Current Value-Added Projects

Active Redevelopment/Active Development Projects

A key component of our business model is our value-added redevelopment and development programs. These programs are focused on providing high-quality, generic, and reusable life science laboratory space to meet the real estate requirements of a wide range of clients in the life science industry. Upon completion, each value-added project is expected to generate significant revenues and cash flows. Our redevelopment and development projects are generally in locations that are highly desirable to life science entities, which we believe results in higher occupancy levels, longer lease terms, and higher rental income and returns. Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into generic life science laboratory space, including the conversion of single-tenancy space to multi-tenancy space or vice versa. Our incremental investment in redevelopment projects for the conversion of non-laboratory space to laboratory space generally ranges from $75 to $150 per square foot depending on the nature of the existing building improvements and laboratory design. Development projects consist of the ground-up development of generic and reusable life science laboratory facilities. We generally will not commence new development projects for aboveground vertical construction of new laboratory space without first securing significant pre-leasing for such space.

Projects in India and China

Projects in India and China primarily represent development opportunities and projects focused primarily on life science laboratory space for our current client tenants and other life science relationship entities. These projects focus on real estate investments with targeted returns on investment greater than returns expected in the United States.

Future Value-Added Projects

Land Held for Future Development

All preconstruction efforts have been advanced to appropriate stages and no further preconstruction activities are ongoing and therefore, interest, property taxes, and other costs related to these assets are expensed as incurred.  We generally will not commence new development projects for aboveground vertical construction of new laboratory space without first securing significant pre-leasing for such space.

Land Undergoing Preconstruction Activities (additional CIP)

Preconstruction activities include Building Information Modeling (3-D virtual modeling), design development and construction drawings, sustainability and energy optimization review, budgeting, planning for future site and infrastructure work, and other activities prior to commencement of vertical construction of aboveground shell and core improvements.  Our objective with preconstruction is to reduce the time it takes to deliver projects to prospective tenants.  Project costs are capitalized as a cost of the project during periods activities necessary to prepare an asset for its intended use are in progress.  We generally will not commence ground-up development of any parcels undergoing preconstruction activities without first securing significant pre-leasing for such space.  If vertical aboveground construction is not initiated at completion of preconstruction activities, the land parcel will be classified as land held for future development.  The two largest projects included in preconstruction consist of our 1.9 million developable square feet at Alexandria Center™ at Kendall Square in East Cambridge, Massachusetts and our 407,000 developable square foot site for the second tower at Alexandria Center™ for Life Science – New York City.

Investment in Unconsolidated Real Estate Entity

Our investment in unconsolidated real estate entity represents our equity investment in a real estate entity that owns a land parcel supporting the ground-up development of approximately 428,000 rentable square feet in the Longwood Medical Area of Boston.

Future Redevelopment

Our asset base also includes non-laboratory space (office, warehouse, and industrial space) identified for future conversion into life science laboratory space through redevelopment aggregating approximately 1.4 million rentable square feet. These spaces are currently classified in rental properties, net.

Capitalization Policy

In accordance with GAAP, we capitalize project costs clearly related to construction, redevelopment, and development as a cost of the project. Indirect project costs such as construction administration, legal fees, and office costs that clearly relate to projects under construction, redevelopment, and development are also capitalized as a cost of the project. We capitalize project costs only during periods in which activities necessary to prepare an asset for its intended use are in progress.  We also capitalize interest cost as a cost of the project only during the period for which activities necessary to prepare an asset for its intended use are ongoing, provided that expenditures for the asset have been made and interest cost is being incurred.  Additionally, should activities necessary to prepare an asset for its intended use cease, interest, taxes, insurance, and certain other indirect project costs related to these assets would be expensed as incurred.  Expenditures for repair and maintenance are expensed as incurred and are not included in capital expenditures.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Value-Added Projects
June 30, 2011

(Dollars in thousands)

(Unaudited)

The following table summarizes our estimated capital expenditures, excluding capitalized interest, for the remainder of 2011.  Our actual capital expenditures will ultimately depend on many factors, including construction and infrastructure requirements for each tenant and final lease negotiations, and may materially differ from these estimates.

Redevelopment	$119,000

Development	55,000

Projects in India and China	34,000

Current Value-Added Projects	208,000

Future Value-Added Projects - Preconstruction	12,000

Other	24,000

36,000

Total	$244,000

Current Value-Added Projects

Redevelopment capital expenditures for the remainder of 2011 represent estimated capital expenditures related to the rentable square feet undergoing active redevelopment as of June 30, 2011, as well as capital expenditures related to future redevelopment projects.

Development capital expenditures for the remainder of 2011 primarily represent estimated capital expenditures related to rentable square feet undergoing active development as of June 30, 2011, as well as capital expenditures related to other development projects.

Capital expenditures related to projects in India and China for the remainder of 2011 represent estimated capital expenditures related to development opportunities and projects primarily focused on life science laboratory space for our current client tenants and other life science relationship entities in India and China.

Future Value-Added Projects – Preconstruction

Approximately $9.0 million of the total estimated preconstruction capital expenditures for the remainder of 2011 relate to preconstruction activities at Alexandria CenterTM at Kendall Square.  We continue to advance various important preconstruction activities for this development site, including Building Information Modeling (3-D virtual modeling), design development and construction drawings (required for each of the five new buildings), sustainability and energy optimization review, budgeting, planning for future site and infrastructure work, and other activities prior to commencement of vertical construction of aboveground shell and core improvements.  We generally will not commence ground-up development of any parcels undergoing preconstruction activities without first securing significant pre-leasing for such space.

Other

Other capital expenditures represents estimated capital expenditures for the remainder of 2011 related to property-related tenant improvements, recurring capital expenditures, and other project costs (excluding costs related to the redevelopment and development of a property).  These amounts include payments for property-related capital expenditures and tenant improvements that are recoverable from our tenants.  As of June 30, 2011, approximately 92% of our leases (on a rentable square footage basis) provided for the recapture of certain capital expenditures (such as heavy-duty heating, ventilation, and air conditioning systems maintenance and/or replacement, roof replacement, and parking lot resurfacing).  Capital expenditures fluctuate in any given period due to the nature, extent, and timing of improvements required and the extent to which they are recoverable from our tenants.  In addition, we maintain an active preventive maintenance program at each of our properties to minimize capital expenditures.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Current Value-Added Projects – Redevelopment
June 30, 2011

(Unaudited)

The following table summarizes our properties undergoing redevelopment:

	Redevelopment							Total Property
		Percentage (1)					Estimated
			Negotiating/			Placed into	In-Service
Market/Property	RSF	Leased	Committed	Mktg	Status	Redevelopment	Dates	RSF (2)
San Diego – Torrey Pines
11119 North Torrey Pines Road	81,816	–	19%	81%	Design/Permitting/ Construction	2010	2012	81,816
3530/3350 John Hopkins Court/ 3565 General Atomics Court	100,302	55%	45%	–	Construction	2010	2012	133,523

San Diego – University Town Center
10300 Campus Point Drive	203,717	43%	57%	–	Design/Construction	2011	2012/2013	373,070

San Diego – Sorrento Mesa
6275 Nancy Ridge Drive	47,347	–	–	100%	Design	2011	2012/2013	47,347

Greater Boston – Cambridge/Inner Sub.
400 Technology Square (3)	17,114	–	100%	–	Design	2009	2012	194,776
215 First Street (3)	20,983	73%	–	27%	Construction	(4)	2011	366,669
500 Arsenal Street	47,500	100%	–	–	Construction	2010	2011	92,500

Greater Boston – Rte 495/Worcester
20 Walkup Drive	113,045	–	–	100%	Construction	(5)	2011	113,045

Research Triangle Park
6101 Quadrangle Drive	30,000	–	74%	26%	Design/Construction	2010	2011	30,000

Sub. Washington, D.C. – Rockville
15010 Broschart Road	11,406	36%	–	64%	Construction	2010	2011	38,203
9800 Medical Center Drive	82,901	–	100%	–	Design/Permitting	2009	2012	225,096

Sub. Washington, D.C. – Gaithersburg
620 Professional Drive	26,127	–	–	100%	Design	2011	2012	26,127
Total	782,258	27%	38%	35%				1,722,172

(1)     The leased percentages represent the percentages of redevelopment rentable square feet and exclude both the occupied and vacant rentable square feet related to the operating portion of each building.

(2)     The operating portion of the properties aggregating 939,914 rentable square feet, including vacancy aggregating approximately 27,000 rentable square feet, is included in rental properties, net and occupancy statistics for our operating properties.  See Summary of Properties on page 21.

(3)     Represents redevelopment projects with projected total investment greater than the average total investment for our redevelopment projects. The higher total investment is primarily due to the contiguousness of a project to Alexandria Center™ at Kendall Square (part of the assemblage) as well as another mid-rise building and its structure.

(4)     Represents historical office building acquired with parcel included in overall Alexandria Center™ at Kendall Square.  Remaining rentable square footage is undergoing conversion from office space to laboratory space.

(5)     Represents a former single-tenant building undergoing redevelopment.

As of June 30, 2011, our estimated cost to complete was approximately $161 per rentable square foot, or $125.8 million in aggregate, for the 782,258 rentable square feet undergoing a permanent change in use to life science laboratory space through redevelopment.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Current Value-Added Projects – Development
June 30, 2011

(Unaudited)

The following table summarizes our properties undergoing ground-up development:

	Development										Operating	Total Property
				Negotiating/						Estimated	Leased/
	Total	Leased		Committed		Marketing			Building	In-Service	Occupied
Market/Property	RSF	RSF	%	RSF	%	RSF	%	Leasing Status	Description	Dates	RSF	RSF

San Diego – University Town Center
4755 Nexus Center Drive	41,710	–	–	–	–	41,710	100%	Marketing	Single or Multi-Tenant Bldg.	2013	–	41,710

5200 Research Place	123,430	123,430	100%	–	–	–	–	100% Leased to Illumina, Inc.	Single-Tenant Bldg.	2012	–	123,430

San Francisco – Mission Bay
455 Mission Bay Boulevard	46,992	6,934	15%	30,368	65%	9,690	20%	Leased, Negotiating, and Marketing	Multi-Tenant Bldg. with 4% Retail	2011	163,008	210,000

409/499 Illinois Street	219,007	–	–	–	–	219,007	100%	Marketing	Multi-Tenant Bldg. with 4% Retail	2012	234,249	453,256

San Francisco – South SF
400/450 East Jamie Court	162,000	54,603	34%	–	–	107,397	66%	Leased and Marketing	Two Bldgs., Single- or Multi-Tenant	2011	–	162,000

Research Triangle Park
7 Triangle Drive	97,000	97,000	100%	–	–	–	–	100% Leased to Medicago	Single-Tenant Bldg.	2011	–	97,000

Total	690,139	281,967	41%	30,368	4%	377,804	55%				397,257	1,087,396

As of June 30, 2011, our estimated cost to complete was approximately $160 per rentable square foot, or $110.1 million in aggregate, for the 690,139 rentable square feet undergoing ground-up development.  We generally will not commence new development projects for aboveground vertical construction of new laboratory space without first securing significant pre-leasing for such space.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Future Value-Added Projects
June 30, 2011

(Unaudited)

The following table summarizes the components of our future value-added square footage as of June 30, 2011:

Markets	Land Held for Future Development	Land Undergoing Preconstruction Activities (additional CIP)	Total Land (1)	Investment in Unconsolidated Real Estate Entity	Future Redevelopment (2)

California - San Diego	1,151,000	–	1,151,000	–	134,000

California - San Francisco/Mission Bay	290,000	-	290,000	-	-

California - San Francisco/So. San Francisco	1,195,000	-	1,195,000	–	65,000

Greater Boston	225,000	1,882,000	2,107,000	428,000	361,000

New York City	-	407,000	407,000	-	-

Suburban Washington, D.C.	1,035,000	–	1,035,000	–	466,000

Washington - Seattle	1,086,000	160,000	1,246,000	–	120,000

International	6,375,000	-	6,375,000	-	-

Other	663,000	–	663,000	–	258,000

Total	12,020,000	2,449,000	14,469,000	428,000	1,404,000

(1)                In addition to assets included in our gross book value of real estate, we also hold options/rights for parcels supporting approximately 3.1 million developable square feet.  These parcels consist of: (a) a parcel supporting the future ground-up development of approximately 385,000 rentable square feet in Alexandria Center™ for Life Science – New York City related to an option under our ground lease; (b) right to acquire land parcels supporting ground-up development of 636,000 rentable square feet in Edinburgh, Scotland; and (c) an option to increase our land use rights by up to approximately 2.0 million additional developable square feet in China.

(2)                Our asset base also includes non-laboratory space (office, warehouse, and industrial space) identified for future conversion into life science laboratory space through redevelopment.  These spaces are classified in rental properties, net.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Value-Added Projects

Rendering of Alexandria CenterTM at Kendall Square, East Cambridge Massachusetts
June 30, 2011

(continued)

Buildings in the white outline below represent renderings of five future ground-up life science laboratory developments aggregating 1.9 million rentable square feet.  We continue to advance various important preconstruction activities for this development site, including Building Information Modeling (3-D virtual modeling), design development, construction drawings (required for each of the five new buildings), sustainability and energy optimization review, budgeting, planning for future site and infrastructure work, and other activities prior to commencement of vertical construction of aboveground shell and core improvements. Our objective is to advance preconstruction activities in order to reduce the time to deliver a new ground-up development to a prospective tenant.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Value-Added Projects

Site Plan of Alexandria CenterTM for Life Science – New York City

June 30, 2011

(continued)

During the fourth quarter of 2010, we completed the ground-up development of the east tower at Alexandria CenterTM for Life Science — New York City (“ACNYC”) aggregating approximately 308,000 rentable square feet.  Occupancy of this tower was approximately 98% as of June 30, 2011.  The ACNYC campus also includes 407,000 developable square feet, site of the future west tower, as well as a parcel supporting the future ground-up development of approximately 385,000 rentable square feet on the north end of the campus.

NYU MEDICAL SCHOOL
FUTURE DEVELOPMENT PARCEL
EAST RIVER WATERFRONT
EAST RIVER
FDR DRIVE
FIRST AVENUE
GATEWAY
EAST 29TH STREET
RETAIL CORRIDOR
CAMPUS ARRIVAL
VALET/TAXI ARRIVAL AREA
GARDEN PLAZA
RIVER ESPLANADE
FUTURE WEST TOWER
THE ALEXANDRIA CUBE
EAST TOWER
P
BELLEVUE EXISTING I & K BUILDING
BELLEVUE HOSPITAL
BELLEVUE HOSPITAL

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Value-Added Projects

Map and Rendering of Mission Bay, San Francisco, California
June 30, 2011

(continued)

The Alexandria CenterTM for Science and Technology at Mission Bay will consist of up to seven high-quality facilities aggregating approximately 1,269,000 rentable square feet.  We have five buildings aggregating approximately 979,000 rentable square feet (including 266,000 square feet undergoing development) leased to FibroGen, Inc., Merck & Co., Inc., Pfizer Inc., Bayer AG, and UCSF as well as other top tier life science entities.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Capital Expenditures

(Dollars in thousands, except for per square foot amounts)

(Unaudited)

	Six Months Ended June 30,
	2011	2010
Capital expenditures (1):

Major capital expenditures	$433	$168

Recurring capital expenditures	$873	$575

Square feet in asset base	13,240,610	11,750,887

Per square foot:

Major capital expenditures	$0.03	$0.01

Recurring capital expenditures	$0.07	$0.05

Tenant improvements and leasing costs:

Re-tenanted space (2)

Tenant improvements and leasing costs	$1,137	$944

Re-tenanted square feet	253,661	196,225

Per square foot	$4.48	$4.81

Renewal space

Tenant improvements and leasing costs	$1,261	$2,342

Renewal square feet	515,846	484,759

Per square foot	$2.44	$4.83

The table above shows the average per square foot property-related capital expenditures, tenant improvements, and leasing costs (excluding capital expenditures and tenant improvements that are recoverable from tenants, revenue-enhancing, or related to properties that have undergone redevelopment).

(1)

Property-related capital expenditures include all major capital and recurring capital expenditures except capital expenditures that are recoverable from tenants, revenue-enhancing capital expenditures, or costs related to the redevelopment of a property.  Major capital expenditures consist of roof replacements and heavy-duty heating, ventilation, and air conditioning systems that are typically identified and considered at the time a property is acquired.

(2) Excludes space that has undergone redevelopment before re-tenanting.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Definitions and Other Information

June 30, 2011

(Unaudited)

This section contains additional information for sections throughout this supplemental information package as well as explanations of certain non-GAAP financial measures in sections of this document and the reasons why management believes these measures provide useful information to investors about our financial condition, results of operations, or liquidity.  Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA and Adjusted EBITDA Margin

EBITDA represents earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, and is used as a supplemental measure of operating performance.  Adjusted EBITDA is calculated as EBITDA excluding impairments, gains or losses from sales of real estate, gains or losses on early extinguishment of debt, and net stock compensation expenses.  We use EBITDA and Adjusted EBITDA as a supplemental measure of our operating performance.  We consider Adjusted EBITDA to provide investors relevant and useful information because it permits investors to view income from our operations on an unleveraged basis before the effects of taxes, non-cash depreciation and amortization, impairments, gains or losses from sales of real estate, gains or losses on early extinguishment of debt, and net stock compensation expenses.  By excluding interest expense, EBITDA and Adjusted EBITDA allow investors to measure our operating performance independent of our capital structure and indebtedness and, therefore, allow for a more meaningful comparison of our operating performance to that of other companies, both in the real estate industry and in other industries.  We believe investors should consider EBITDA and Adjusted EBITDA, in conjunction with net income (the primary measure of our performance) and the other required United States generally accepted accounting principles (“GAAP”) measures of our performance, to improve their understanding of our operating results, and to make more meaningful comparisons of our performance between periods and against other companies.  EBITDA and Adjusted EBITDA have limitations as analytical tools and should be used in conjunction with our required GAAP presentations. EBITDA and Adjusted EBITDA do not reflect our historical cash expenditures or future cash requirements for capital expenditures or contractual commitments.  While EBITDA and Adjusted EBITDA are relevant and widely used measures of operating performance, it does not represent net income or cash flow from operations as defined by GAAP, and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity.  Further, our computation of EBITDA and Adjusted EBITDA may not be comparable to similar measures reported by other companies.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Definitions and Other Information

June 30, 2011

(Unaudited)

Adjusted EBITDA and Adjusted EBITDA Margin (continued)

The following table reconciles net income (loss) to EBITDA and Adjusted EBITDA (dollars in thousands):

	Three Months Ended					Six Months Ended
	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10	6/30/11	6/30/10
Net income (loss)	$34,311	$32,625	$92,000	$30,461	$(12,224)	$66,936	$16,561
Interest expense	16,571	17,842	17,191	16,111	18,778	34,413	36,340
Depreciation and amortization (1)	40,363	36,707	34,551	32,009	30,342	77,070	60,080
EBITDA	91,245	87,174	143,742	78,581	36,896	178,419	112,981
Stock compensation expense	2,749	2,356	2,767	2,660	2,658	5,105	5,389
Gain on sales of property	–	–	(59,442)	–	–	–	(24)
Loss on early extinguishment of debt	1,248	2,495	2,372	1,300	41,496	3,743	41,496
Adjusted EBITDA	$95,242	$92,025	$89,439	$82,541	$81,050	$187,267	$159,842

Total revenues	$143,976	$140,309	$132,171	$121,629	$117,010	$284,285	$233,503
Adjusted EBITDA margin	66%	66%	68%	68%	69%	66%	68%

(1)          Includes depreciation and amortization classified in discontinued operations related to assets “held for sale” (for the periods prior to when such assets were designated as “held for sale”).

Adjusted Funds from Operations

Adjusted Funds from Operations (“AFFO”) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance.  We compute AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders by adding to or deducting from FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders (1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, (2) second generation tenant improvements and leasing costs on re-tenanted and renewal space (excludes redevelopment expenditures), (3) capitalized income from development projects, (4) gains or losses on early extinguishment of debt, (5) amortization of loan fees, debt premiums/discounts and acquired above and below market leases, (6) effects of deferred rent/straight-line rent and deferred rent/straight-line rent on ground leases, (7) non-cash compensation expense related to restricted stock awards, and (8) other non-cash income or charges, including impairment charges.  AFFO is not intended to represent cash flow for the period, and is only intended to provide an additional measure of performance by adjusting the effect of certain items noted above included in FFO, as well as recurring capital expenditures and leasing costs.  We believe that net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders is the most directly comparable GAAP financial measure to AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders.  We also believe that AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders provides useful performance information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs.  However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Definitions and Other Information (continued)

June 30, 2011

(Unaudited)

Annualized Base Rent

Annualized base rent means the annualized fixed base rental amount in effect as of June 30, 2011 related to our operating rentable square feet (using rental revenue computed on a straight-line basis in accordance with GAAP).

Capitalized Interest

A key component of our business model is our value-added redevelopment and development programs.  These programs are focused on providing high-quality generic life science laboratory space to meet the real estate requirements of and are reusable by various life science industry tenants.  Upon completion, each value-added project is expected to generate significant revenues and cash flows.  Our redevelopment and development projects are generally in locations that are highly desirable to life science entities which we believe results in higher occupancy levels, longer lease terms, and higher rental income and returns.  Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into generic life science laboratory space, including the conversion of single-tenancy space to multi-tenancy space or multi-tenancy space to single-tenancy space. Development projects consist of the ground-up development of generic life science laboratory facilities. We also have certain significant value-added projects undergoing important and substantial preconstruction activities to bring these assets to their intended use. These critical activities add significant value and are required for the construction of buildings. The projects will provide high-quality facilities for the life science industry and will generate significant revenue and cash flows for the Company.  In accordance with GAAP, we capitalize project costs clearly related to the construction, redevelopment, and development as a cost of the project. Indirect project costs such as construction administration, legal fees, and office costs that clearly relate to projects under construction, redevelopment, and development are also capitalized as a cost of the project. We capitalize project costs only during periods in which activities necessary to prepare an asset for its intended use are in progress.  We also capitalize interest cost as a cost of the project only during the period for which activities necessary to prepare an asset for its intended use are ongoing, provided that expenditures for the asset have been made and interest cost is being incurred.  Additionally, should activities necessary to prepare an asset for its intended use cease, interest, taxes, insurance, and certain other direct project costs related to these assets would be expensed as incurred.  Capitalized interest for the three months ended June 30, 2011 was approximately $15.0 million. The average interest rate for the three months ended June 30, 2011 required for the purpose of calculating capitalization of interest was approximately 4.60%.  Capitalized interest assumes conversion of our 8% unsecured convertible notes for all periods.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Definitions and Other Information (continued)

June 30, 2011

(Unaudited)

Dividend Payout Ratio

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record date multiplied by the related dividend per share) to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders on a diluted basis.  The dividend payout ratios for the three months ended June 30, 2011, March 31, 2011, December 31, 2010, and September 30, 2010 are based upon FFO attributable to Alexandria Real Estate Equities, Inc’s common stockholders on a diluted basis, excluding loss on early extinguishment of debt.  The dividend payout ratios for the three months ended June 30, 2011, March 31, 2011, December 31, 2010, and September 30, 2010, including loss on early extinguishment of debt were 42%, 41%, 43%, and 36%, respectively.

Dividend Yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

Earnings (Loss) per Share

We use income (loss) from continuing operations attributable to Alexandria Real Estate Equities, Inc.’s common stockholders as the “control number” in determining whether potential common shares, including potential common shares issuable upon conversion of our 8% unsecured convertible notes, are dilutive or antidilutive to earnings (loss) per share.  Pursuant to the presentation and disclosure literature on gains/losses on sales or disposals by REITs and earnings per share required by the SEC and the Financial Accounting Standards Board, gains or losses on sales or disposals by a REIT that do not qualify as discontinued operations are classified below income from discontinued operations in the income statement and included in the numerator for the computation of earnings per share for income from continuing operations.  The land parcels we sold during the fourth quarter of 2010 did not meet the criteria for discontinued operations since the parcels did not have any significant operations prior to disposition.  Accordingly, for the three months ended December 31, 2010, we classified the $59.4 million gain on sales of land parcels below income (loss) from discontinued operations, net in the consolidated income statements, and included the gain in income (loss) from continuing operations attributable to Alexandria Real Estate Equities, Inc.’s common stockholders, the “control number,” or numerator for the computation of earnings per share.

We account for unvested restricted stock awards which contain nonforfeitable rights to dividends as participating securities and include these securities in the computation of earnings (loss) per share using the two-class method.  Under the two-class method, we allocate net income after preferred stock dividends and amounts attributable to noncontrolling interests to (1) common stockholders and (2) unvested restricted stock awards based on their respective participation rights to dividends declared (or accumulated) and undistributed earnings.  Diluted earnings (loss) per share is computed using the weighted average shares of common stock outstanding determined for the basic earnings (loss) per share computation plus the effect of any dilutive securities, including the dilutive effect of stock options using the treasury stock method.  For all periods except for the three months ended June 30, 2010, the effect of stock options using the treasury stock method was dilutive to income (loss) from continuing operations per share and as such, was included in the computation of diluted earnings (loss) per share.

We applied the if-converted method of accounting for our 8% unsecured senior convertible notes (“8% Unsecured Convertible Notes”).  In applying the if-converted method of accounting, conversion is assumed for purposes of calculating diluted earnings per share if the effect would be dilutive to earnings per share.  If the assumed conversion pursuant to the if-converted method is dilutive, diluted earnings per share would be calculated by adding back interest charges applicable to our 8% Unsecured Convertible Notes to the numerator and our 8% Unsecured Convertible Notes would be assumed to have been converted at the beginning of the period presented (or from the date of issuance, if occurring on a date later than the date that the period begins) and the resulting incremental shares associated with the assumed conversion would be included in the denominator.  Furthermore, we assume that our 8% Unsecured Convertible Notes are converted for the period prior to any retirement or actual conversion if the effect of such assumed retirement or conversion would be dilutive, and any shares of common stock issued upon actual conversion are included in the denominator for the period after the date of retirement or conversion.  For all periods except the three months ended December 31, 2010, potential common shares issuable upon conversion of our 8% unsecured convertible notes were antidilutive to income (loss) from continuing operations per share and as such, were excluded from the computation of diluted earnings (loss) per share.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Definitions and Other Information (continued)

June 30, 2011

(Unaudited)

Earnings (Loss) per Share (continued)

The table below is a reconciliation of the numerators and denominators of the basic and diluted per share computations for income (loss) from continuing operations (dollars in thousands, except per share amounts):

	Three Months Ended (1)					Six Months Ended
Numerator	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10	6/30/11	6/30/10
Income (loss) from continuing operations	$34,349	$32,684	$32,745	$30,513	$(12,164)	$67,033	$16,028
Gain on sales of land parcels	–	–	59,442	–	–	–	–
Net income attributable to noncontrolling interests	(938)	(929)	(944)	(920)	(930)	(1,867)	(1,865)
Income from continuing operations attributable to Alexandria Real Estate Equities, Inc.	33,411	31,755	91,243	29,593	$(13,094)	65,166	14,163

Dividends on preferred stock	(7,089)	(7,089)	(7,089)	(7,089)	(7,090)	(14,178)	(14,179)
Income from continuing operations attributable to unvested restricted stock awards	(298)	(242)	(728)	(217)	(149)	(540)	(311)
Income (loss) from continuing operations attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for basic earnings (loss) per share	26,024	24,424	83,426	22,287	(20,333)	50,448	(327)

Effect of assumed conversion and dilutive securities:
Assumed conversion of 8% unsecured convertible notes	–	–	2	–	–	–	–
Amounts attributable to unvested restricted stock awards	–	–	1	–	–	–	–
Income (loss) from continuing operations attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for diluted earnings (loss) per share	$26,024	$24,424	$83,429	$22,287	$(20,333)	$50,448	$(327)

Denominator
Weighted average shares of common stock outstanding – denominator for basic earnings (loss) per share	58,500,055	54,948,345	54,865,654	49,807,241	44,870,142	56,734,012	44,348,850
Effect of assumed conversion and dilutive securities:
Assumed conversion of 8% unsecured convertible notes	–	–	6,047	–	–	–	–
Dilutive effect of stock options	13,067	19,410	21,709	23,098	–	16,261	–
Weighted average shares of common stock outstanding – denominator for diluted earnings (loss) per share	58,513,122	54,967,755	54,893,410	49,830,339	44,870,142	56,750,273	44,348,850

Earnings (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders from continuing operations
Basic	$0.44	$0.44	$1.52	$0.45	$(0.45)	$0.89	$–
Diluted	$0.44	$0.44	$1.52	$0.45	$(0.45)	$0.89	$–

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Definitions and Other Information (continued)

June 30, 2011

(Unaudited)

EBITDA

See Adjusted EBITDA.

Funds from Operations

GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time.  In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of NAREIT established the measurement tool of Funds from Operations (“FFO”).  Since its introduction, FFO has become a widely used non-GAAP financial measure among real estate investment trusts (“REITs”).  We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT.  We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper (the “White Paper”) and related implementation guidance, which may differ from the methodology for calculating FFO utilized by other equity REITs, and, accordingly, may not be comparable to such other REITs.  The White Paper defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

FFO per Share

FFO per share (diluted) is computed using the weighted average shares of common stock outstanding determined for the basic FFO per share computation plus the effect of any dilutive securities, including the dilutive effect of stock options using the treasury stock method.  Additionally, we applied the if-converted method for our 8% Unsecured Convertible Notes for FFO per share separately from the if-converted analysis for earnings (loss) per share.  In applying the if-converted method, conversion is assumed for purposes of calculating FFO per share (diluted) if the effect would be dilutive to FFO per share.  If the assumed conversion pursuant to the if-converted method is dilutive, FFO per share (diluted) would be calculated by adding back interest charges applicable to our 8% Unsecured Convertible Notes to the numerator and our 8% Unsecured Convertible Notes would be assumed to have been converted at the beginning of the period presented (or from the date of issuance, if occurring on a date later than the date that the period begins) and the resulting incremental shares associated with the assumed conversion would be included in the denominator.  Furthermore, we assume that our 8% Unsecured Convertible Notes are converted for the period prior to any retirement or actual conversion if the effect of such assumed retirement or conversion would be dilutive, and any shares of common stock issued upon actual retirement or conversion are included in the denominator for the period after the date of retirement or conversion.  For purposes of calculating FFO per share (diluted), the if-converted method was dilutive to FFO per share (diluted) for all periods presented in which the notes were outstanding except for the three months ended June 30, 2010.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Definitions and Other Information (continued)

June 30, 2011

(Unaudited)

Gross Assets (Excluding Cash and Restricted Cash)

Gross assets (excluding cash and restricted cash) is equal to total assets plus accumulated depreciation, less cash, cash equivalents, and restricted cash.

Net Debt

Net debt is equal to the sum of secured notes payable, unsecured line of credit, unsecured term loans, and unsecured convertible notes, less cash, cash equivalents, and restricted cash.

Same Property Comparisons and Net Operating Income

As of June 30, 2011 and 2010, we owned 171 and 162 properties, respectively (the “Total Property Portfolio”). As a result of changes within our Total Property Portfolio, the financial data presented in the table on the following page shows significant changes in revenue and expenses from period to period.  In order to supplement an evaluation of our results of operations over a given period, we analyze the operating performance for all properties that were fully operating for the entire periods presented for the quarter periods (herein referred to as “Same Properties”) separate from properties acquired subsequent to the first period presented, properties undergoing active redevelopment and active development, and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results (herein referred to as “Non-Same Properties”).  Additionally, rental revenues from lease termination fees, if any, are excluded from the results of the Same Properties.

Net operating income is a non-GAAP financial measure equal to income from continuing operations, the most directly comparable GAAP financial measure, plus loss from early extinguishments of debt, depreciation and amortization, interest expense, and general and administrative expense. We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe net operating income is a useful measure for evaluating the operating performance of our real estate assets.  Net operating income on a cash basis is net operating income on a GAAP basis, adjusted to exclude the effect of straight-line rent adjustments required by GAAP.  We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent adjustments to rental revenue.

Further, we believe net operating income is useful to investors as a performance measure because, when compared across periods, net operating income reflects the impact on operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not immediately apparent from income from continuing operations.  Net operating income excludes certain components from income from continuing operations in order to provide results that are more closely related to our results of operations from our properties. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level.  In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level.  Net operating income presented by us may not be comparable to net operating income reported by other REITs that define net operating income differently.  We believe that in order to facilitate a clear understanding of our operating results, net operating income should be examined in conjunction with income from continuing operations as presented in our condensed consolidated statements of income.  Net operating income should not be considered as an alternative to income from continuing operations as an indication of our performance or as an alternative to cash flows as a measure of liquidity or our ability to make distributions.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Definitions and Other Information (continued)

June 30, 2011

(Unaudited)

Same Property Comparisons and Net Operating Income (continued)

The following table presents a comparison of the components of same property and non-same property net operating income for the three and six months ended June 30, 2011, compared to the three and six months ended June 30, 2010, and a reconciliation of net operating income to income from continuing operations, the most directly comparable GAAP financial measure (dollars in thousands):

	Three Months Ended June 30,			Six Months Ended, June 30,
Revenues:	2011	2010	% Change	2011	2010	% Change
Total revenues – Same Properties	$103,315	$99,922	3%	$200,212	$196,448	2%
Total revenues – Non-Same Properties	40,661	17,088	138	84,073	37,055	127
Total revenues	143,976	117,010	23	284,285	233,503	22

Expenses:
Rental operations – Same Properties	27,984	25,864	8	55,205	52,223	6
Rental operations – Non-Same Properties	12,695	4,471	184	26,555	9,660	175
Total rental operations	40,679	30,335	34	81,760	61,883	32

Net operating income:
Net operating income – Same Properties	75,331	74,058	2	145,007	144,225	1
Net operating income – Non-Same Properties	27,966	12,617	122	57,518	27,395	110
Total net operating income	103,297	86,675	19	202,525	171,620	18

Other expenses:
General and administrative	10,766	8,266	30	20,266	17,745	14
Interest	16,571	18,778	(12)	34,413	36,340	(5)
Depreciation and amortization	40,363	30,299	33	77,070	60,011	28
Loss on early extinguishment of debt	1,248	41,496	(97)	3,743	41,496	(91)
Total other expenses	68,948	98,839	(30)	135,492	155,592	(13)

Income (loss) from continuing operations	$34,349	$(12,164)	382%	$67,033	$16,028	318%

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Definitions and Other Information (continued)

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(Unaudited)

Tangible Non-Real Estate Assets

Tangible non-real estate assets include the following as of each date presented (in thousands):

	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10
Cash and cash equivalents	$60,925	$78,196	$91,232	$110,811	$73,254
Restricted cash	23,432	30,513	28,354	35,295	37,660
Tenant receivables	4,487	7,018	5,492	4,929	3,059
Investments	88,862	88,694	83,899	80,941	77,088
Other tangible non-real estate assets	32,407	33,384	31,896	40,283	27,312
Total tangible non-real estate assets	$210,113	$237,805	$240,873	$272,259	$218,373

Total Market Capitalization

Total market capitalization is equal to the sum of outstanding shares of series C preferred stock and common stock multiplied by the related closing price at the end of each period presented, the liquidation value of the series D cumulative convertible preferred stock, and total debt (secured notes payable, unsecured line of credit, unsecured term loans, and unsecured convertible notes).

Weighted Average Interest Rate for Capitalization

The weighted average interest rate for calculating capitalization of interest required pursuant to GAAP represents a weighted average rate based on the rates applicable to borrowings outstanding during the period and includes the impact of our interest rate hedge agreements, amortization of debt discounts/premiums, and amortization of loan fees.  A separate calculation is performed each month to determine our weighted average interest rate for capitalization for the month.  The rate will vary each month due to changes in variable interest rates, the outstanding debt balances, the proportion of variable rate debt to fixed rate debt, the amount and terms of effective interest rate hedge agreements, and the amount of loan fee amortization.  The weighted average interest rate for calculating capitalization of interest remained stable, increasing slightly from 4.57% for the three months ended March 31, 2011 to 4.60% for the three months ended June 30, 2011.  Unhedged LIBOR-based debt outstanding under our credit facility had a weighted average interest rate of 2.59% and hedged variable rate debt and fixed rate debt had a weighted average interest rate of 6.08% as of June 30, 2011.  The weighted average interest rate for capitalization shown on page 19 represents the average rates for each reporting period.  This average rate for each reporting period is different than the interest rate in effect as of the balance sheet date for each quarter end (i.e. one point in time compared to an average over three months during the quarter) shown on page 29.  Additionally, the weighted average interest rate for capitalization shown on page 19 includes amortization of loan fees and assumes the conversion of our 8% unsecured convertible notes for all periods.